        As filed with the Securities and Exchange Commission on March ___, 2003
                                            Registration Statement No. 333-59119

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                  AMENDMENT NO. 9
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------


                         TIME LENDING, CALIFORNIA, INC.
                 (Name of Small Business Issuer in its Charter)
                              --------------------

           Nevada                         1520                     33-0730042
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Number)    Identification No.)
                              --------------------

                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
          (Address and telephone number of principal executive offices)
                              --------------------

                           Michael F. Pope, President
                         Time Lending, California, Inc.
                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
            (Name, address and telephone number of agent for service)
                              --------------------

                                   Copies to:

                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                        120 Newport Center Dr., Suite 200
                         Newport Beach, California 92660
                            Telephone: (949) 760-6880
                            Facsimile (949) 760-6815

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                              --------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED
                                                                PROPOSED        MAXIMUM
                                                                MAXIMUM        AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                       AMOUNT TO BE    OFFERING PRICE     OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED                  REGISTERED(1)   PER SECURITY (1)    PRICE             FEE
---------------------------                  -------------   ----------------    -----             ---
Common Stock, $0.001 par value                 2,000,000           $.20          $400,000        $100.00

Common Stock, $0.001 par value
offered by selling shareholders                  600,000          $0.20          $120,000         $30.00

Common Stock, $0.001 par value, underlying        50,000         $0.001               $50          $0.01
Common Stock Purchase Warrants, $0.001
exercise price (3)

Total                                          2,650,000                         $520,050        $130.01

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.
(2)      Paid herein by electronic transfer.
(3) Represents Common Stock issuable upon exercise of the Common Stock Purchase Warrant issuable to Iwona J. Alami for legal services ("Alami Warrant"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which may become issuable by reason of the antidilution provisions of the Alami Warrant.

         The registrant will amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting under Section 8(a), may determine.

         Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.

                  Subject to completion, dated March _____, 2003

                             PRELIMINARY PROSPECTUS

                         TIME LENDING, CALIFORNIA, INC.

   2,000,000 SHARES OF COMMON STOCK OFFERED BY TIME LENDING, CALIFORNIA, INC.
         650,000 SHARES OF COMMON STOCK OFFERED BY SELLING SHAREHOLDERS

         Time Lending, California, Inc., a Nevada corporation, referred to as "we", or "Time Lending", which includes our operating subsidiaries unless otherwise noted, is offering on a self-underwritten, best efforts basis, with no minimum, 2,000,000 shares of our common stock, for an offering price of $0.20 per share; the 650,000 shares of our common stock are being offered by certain selling shareholders identified in this prospectus, including the resale of 50,000 shares underlying the Alami warrant, for an offering price of $0.20 per share, collectively, the "offering". We will not receive any proceeds from the sale of the shares by the selling shareholders. Selling shareholders will be responsible for their own selling expenses, other than the expenses of this offering.

         The shares will be sold by our officers and directors. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until June___, 2003, unless we decide to cease selling efforts prior to this date.

         Prior to this offering there has been no public market for the trading of the shares.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                      Per Share         Total
          Public Offering Price         $.20          $400,000

                 The date of this prospectus is March _____, 2003

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY...........................................................5

RISK FACTORS.................................................................8

USE OF PROCEEDS.............................................................12

DIVIDEND POLICY.............................................................14

MARKET PRICE OF COMMON STOCK................................................14

DILUTION OF THE PRICE PAID FOR THE SHARES...................................15

CAPITALIZATION..............................................................17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................18

BUSINESS ...................................................................28

MANAGEMENT..................................................................35

EXECUTIVE COMPENSATION......................................................37

SELLING STOCKHOLDERS........................................................38

PRINCIPAL STOCKHOLDERS......................................................39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................40

DESCRIPTION OF SECURITIES...................................................40

SHARES ELIGIBLE FOR FUTURE SALE.............................................40

PLAN OF DISTRIBUTION........................................................41

LEGAL MATTERS...............................................................42

EXPERTS.....................................................................43

WHERE YOU CAN FIND ADDITIONAL INFORMATION...................................43

                               PROSPECTUS SUMMARY

         You should read the entire prospectus, specially "Risk Factors," beginning on Page 8, and the Consolidated Financial Statements and Notes, before deciding to invest in our common stock.

THE COMPANY

         We, Time Lending, California, Inc., are engaged through our three divisions in the real estate sales, loans, management and direct mailing for mortgage companies and similar real estate related businesses. Time Lending is a real estate and mortgage company, which offers different products and services for each business. The real estate business is primarily a service business where the real estate broker or agent provides all of the services necessary to a home buyer or seller to insure satisfactory completion of the intended real estate transaction. Time Lending buys and sells real estate for profit. We intend to buy and sell homes in its normal course of business. We purchase foreclosures, repair them and resell them at market, capturing a gain on sale.

         Time Lending's mortgage division provides many services to the mortgage applicant, including how much the borrower may qualify for and afford in terms of mortgage payment, insurance and taxes, providing loan programs agreeable to the borrower and assisting with the mortgage application and all other documentation to insure a timely close. We are a mortgage broker, not a lender. Mr. Pope is the broker-officer for Time Lending and holds a corporate officer broker license with the California Department of Real Estate. This is the type of license the lending institutions require Time Lending to have to submit loans as a broker.

         Time Lending's direct mail marketing division is a full service direct mail marketing service which prints and mails mortgage solicitations to potential home borrowers on behalf of mortgage companies to generate mortgage leads to help them increase their mortgage business.

         A total of 2,650,000 shares of common stock of Time Lending is offered herein at $0.20 purchase price per share. The 650,000 shares out of the 2,650,000 total amount is being offered by the selling shareholders. The 2,000,000 shares of common stock are offered by us. If all the shares are sold in this offering, we will have 3,250,000 shares issued and outstanding following this offering.

         Our principal executive offices are located at 1040 East Katella Avenue, Suite B1, Orange, California 92867 and our phone number is (714) 288-5901.

THE OFFERING

         This offering relates to the offer and sale of 2,000,000 shares of our common stock by Time Lending and the sale of 650,000 shares of common stock by the selling stockholders identified in this prospectus.

TIME LENDING OFFERING
---------------------

SECURITIES OFFERED BY TIME LENDING         2,000,000 shares of common stock

COMMON STOCK OUTSTANDING
BEFORE THE OFFERING                        1,250,000 shares;
                                           includes 600,000 offered by selling
                                           shareholders, excludes the 50,000
                                           shares underlying the Alami Warrant

COMMON STOCK TO BE OUTSTANDING
AFTER THE OFFERING                         3,250,000 shares;
                                           excludes 50,000 shares underlying the
                                           Alami Warrant.

TERMS OF THE OFFERING                      There is no minimum offering.
                                           Accordingly, as we sell shares of
                                           common stock, we will use the
                                           proceeds for our activities. The
                                           offering will remain open until
                                           June __, 2003, unless we decide
                                           to cease selling efforts prior to
                                           this date.

USE OF PROCEEDS                            We intend to use the net
                                           proceeds of this offering as follows:

                                           o   Expanded marketing of the direct
                                               mail marketing division (as
                                               Signature Marketing).

                                           o   Expanded direct mail marketing
                                               and the hiring of added loan
                                               originators for the mortgage
                                               division.

                                           o   Working capital and general
                                               corporate purposes.

PLAN OF DISTRIBUTION                       This is a direct participation with
                                           no minimum offering. We have not
                                           accepted commitments from prospective
                                           purchasers of our shares. The shares
                                           will be offered and sold by our
                                           principal executive officers and
                                           directors. No shares offered by the
                                           selling shareholders will be sold
                                           until at least 25% of common stock
                                           offered by Time Lending is sold.

SELLING SHAREHOLDERS OFFERING
-----------------------------

SECURITIES OFFERED BY SELLING              650,000 shares of common stock
SHAREHOLDERS

         We will not receive any proceeds from the sale of the shares by the selling shareholders. Selling shareholders will be responsible for their own selling expenses, other than the expenses of this offering. The 600,000 shares offered by the selling stockholders are already issued and outstanding and the resale of these shares by the selling shareholders will not affect the total number of outstanding shares. The 50,000 shares underlying the Alami Warrant have been included in the total number of the securities offered by the Selling Shareholders.

COMMON STOCK OUTSTANDING
BEFORE THE OFFERING                        1,250,000 shares;
                                           includes 600,000 offered by selling
                                           shareholders, excludes the 50,000
                                           shares underlying the Alami Warrant

COMMON STOCK TO BE OUTSTANDING
AFTER THE OFFERING                         3,250,000 shares;
                                           includes 2,000,000 shares offered by
                                           Time Lending; excludes 50,000 shares
                                           underlying the Alami Warrant.

         No shares offered by the selling shareholders will be sold until at least 25% of common stock offered by Time Lending is sold.

         Then selling security holders may sell but must disclose to buyer that they are buying from selling security holders and must be offered the choice to purchase from the primary offering instead, if such shares remain available. Only the shares on the primary offering will be offered and sold until 500,000

(25%) of the shares offered by Time Lending are sold. Afterwards, the investor may purchase the shares of Time Lending or the selling shareholders at its option. The form of the subscription agreement will have appropriate boxes which will enable the investor to make his choice.

         The offering of Time Lending is on a best-efforts basis with no minimum. Time Lending may not be able to sell the entire offering of 2,000,000.

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below has been derived from our financial statements. You should read this information in conjunction with the financial statements and notes thereto, included elsewhere in this prospectus.

Statement of Operations Data:
----------------------------

                                     Fiscal Year Ended   June 30, 2000   Fiscal Year Ended Six Months Ended
                                       June 30, 2001     (Predecessor)   June 30, 2002     December 31, 2002
                                       -------------     -------------   -------------     ------------------
Total Revenues                         $   538,959       $   474,192      $   863,650         $   473,961

Total Expenses                         $   546,467       $   779,148      $   861,398         $   398,432

Net Income(Loss)                       $    (7,508)      ($  304,956)     $     2,252         $    75,529

Weighted Average Stock Outstanding       1,125,000         1,590,689        1,250,000           1,250,000

Earnings (Loss) per Share before Tax   ($     .01)       ($     0.19)     $       .00         $       .06

Balance Sheet Data:
------------------

                                                              June 30, 2002    June 30, 2001 December 31, 2002
ASSETS:                                                         (Audited)        Audited         Unaudited
Current Assets:
         Cash and cash equivalents                               $ 30,094        $  81,726     $ 124,994
                                                                 ----------      ----------    ----------
Total Current Assets                                               30,094           81,726       124,994
Property and Equipment:
 - net of accumulated depreciation                                  2,389            2,589         2,289
                                                                 ----------      ----------    ----------
Total Fixed Assets                                                  2,389            2,589         2,289
Other Assets:
         Deposits                                                     110              110           110
         Property investment                                            -          198,444            -
                                                                 ----------      ----------    ----------
Total Other Assets                                                    110          198,554           110
                                                                 ----------      ----------    ----------
TOTAL ASSETS                                                     $ 32,593        $ 282,869    $  127,393
                                                                 ==========      ==========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Accounts payable                                        $ 21,498        $  12,038    $   47,504
         Accrued expenses                                          11,100              810         4,365
         Notes payable                                              5,000           78,000         5,000
         Current portion of long-term debt                              -            3,034         -
                                                                 ----------      ----------   -----------
Total Current Liabilities                                          37,598           93,882        56,869

         Long-Term Debt                                                 -          196,244           -
                                                                 ----------      ----------   -----------

TOTAL LIABILITIES                                                  37,598          290,126        56,869
                                                                 ==========      ==========   ===========
Stockholders' Equity:
         Preferred stock, $0.001 par value; 200,000 shares
         authorized, none issued and outstanding. Common stock,     1,250            1,250         1,250
         no par value; 20,000 authorized, 1,250,000 shares
         issued and outstanding

Additional Paid-in Capital                                           (999)            (999)         (999)

Retained earnings (deficit)                                        (5,256)          (7,508)       70,273

Total Stockholders' Equity                                         (5,005)          (7,257)       70,524
                                                                 ----------      ----------    ----------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          32,593        $ 282,869       127,393
                                                                 ==========      ==========    ==========

                                     Book Value Per Share           (.00)            0.01        .06

                                        7

                                  RISK FACTORS

         An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information included in this prospectus, including the financial statements and related notes thereto. In addition, the risks described below are not the only ones facing us. We have described only the risks we consider material. However, there may be additional risks that we view as not material or of which we are not presently aware.

         If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.

RISKS RELATING TO OUR BUSINESS

WE CANNOT BE CERTAIN THAT WE WILL BE PROFITABLE IN THE FUTURE BECAUSE OF UNCERTAIN ECONOMIC CONDITIONS WHICH MAY NEGATIVELY AFFECT THE HOUSING AND MORTGAGE INDUSTRIES, WHICH CAN RESULT IN POTENTIAL LOSS OF YOUR INVESTMENT.

         We cannot assure you that we will ever become or remain profitable. Our future profitability will depend on economic conditions impacting the housing industry, such as prevailing interest rates for mortgages and demand for housing. We cannot be certain that we will be able to accurately predict our revenues, particularly due to the general uncertainty of the current economic situation.

LACK OF ADDITIONAL FINANCING FOR OUR OPERATIONS MAY LIMIT OUR GROWTH.

         Our independent certified public accountants have pointed out that we have a negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations. We can give no assurance that even if we obtain proceeds from this offering that we will be able to meet our cash requirements from these sources. If our capital requirements or cash flow vary significantly from our current estimates or if unforeseen circumstances occur, we may require additional financing sooner than we currently anticipate. Our failure to raise these funds may restrict our growth and limit our ability to take advantage of future opportunities.

         We can give no assurance that additional financing will be available to us, if needed, or that it will be available on terms acceptable to us. In addition, any sale of our equity securities may involve substantial dilution to our then-existing shareholders.

THE LOSS OF OUR TWO SIGNIFICANT EMPLOYEES AND OFFICERS MAY ADVERSELY AFFECT OUR GROWTH OBJECTIVES.

         Our success in achieving our growth objectives depends upon the efforts of Messrs. Pope and La Puma, our President and Secretary/Treasurer, respectively. The loss of services of these individuals may have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose these individuals' services. We do not currently have any employment agreement with Messrs. Pope and la Puma.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

         Our Articles of Incorporation authorize the issuance of 20,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

         In the future, the authorization of our preferred stock may have an adverse effect on the rights of holders of our common stock. We may, without further action or vote by our shareholders, designate and issue shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

OUR OFFICERS AND DIRECTORS DECLARATIONS OF PERSONAL BANKRUPTCIES MAY HAVE A NEGATIVE IMPACT ON THE PERCEPTION OF OUR MANAGEMENT AND MARKETABILITY OF OUR COMPANY.

         Victoria and Michael F. Pope declared personal Chapter 7 bankruptcy in 1999. Philip C. La Puma declared personal Chapter 7 bankruptcy in 1999, which have been discharged. Although we believe the outcome of such personal bankruptcies should not have any adverse impact on our business, there may be a negative public perception that the management is less than qualified which perception could have an adverse effect on the overall image of our company.

RISKS RELATING TO THIS OFFERING

IF THE PROCEEDS OF THIS OFFERING ARE MINIMAL OUR OPERATIONS WILL BE LIMITED IN GROWTH, WHICH MAY ULTIMATELY CAUSE US TO CEASE OUR OPERATIONS RESULTING IN A LOSS OF YOUR INVESTMENT.

         If we receive only 10% of the proceeds from the sale of 200,000 shares of common stock in this offering, our net proceeds of $10,000 will be used in our working capital, which includes our administrative and general expenses relating to daily operations of our business. Such proceeds will not be sufficient to expand our operations in the purchase of real estate or in our mortgage operations, and consequently such result of this offering would limit substantially our growth.

THIS OFFERING IS BEING MADE THROUGH THE EFFORTS OF OUR OFFICERS, WITHOUT AN UNDERWRITER, THEREFORE, IT IS POSSIBLE THAT WE WILL NOT SELL ALL THE SHARES OFFERED AND WE MAY NOT RECEIVE SUFFICIENT PROCEEDS FROM THIS OFFERING TO DEVELOP OUR BUSINESS PLAN.

         The offering is self-underwritten. This means we will not engage the services of an underwriter to sell the shares. We intend to sell the shares through the efforts of our officers, and we will not pay any commissions. Without the services of a professional finance firm, it is possible that we will not sell all the shares offered. If the Company does not raise the full amount being sought, it will have to modify its business plan to reduce its proposed expenditures. A substantial reduction in the business plan may impair the business and financial ability of the company and ultimately require it to cease operations.

THERE MAY EXIST CERTAIN CONFLICTS OF INTEREST, SINCE 2,000,000 SHARES ARE BEING SOLD TO THE PUBLIC BY OUR OFFICERS AND DIRECTORS, WHO ALSO ARE SELLING 600,000 SHARES OF THEIR OWN.

         The plan of distribution approved by the board of directors requires that at least 25% of the 2,000,000 shares be sold before Selling Shareholders may offer their shares. After the initial 25% of the shares offered by us are sold, our officers will be selling at the same time our shares and their own securities.

FUTURE SALES OF SHARES BY OUR PRINCIPAL STOCKHOLDERS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND THUS YOUR ABILITY AS AN INVESTOR TO SELL THE SHARES PURCHASED BY YOU IN THIS OFFERING .

         After completion of this offering, there will be 3,250,000 shares of our common stock outstanding, of which 1,250,000 shares, or 32.5%, will be held by our directors, officers and principal stockholders. Of this amount, no shares may be sold in the public market from time to time, without registration, subject to limits on the timing, amount and method of these sales imposed by the securities laws under Rule 144. After July 20, 2001, Messrs. Pope and La Puma may sell their shares subject to volume limitations of Rule 144. You should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the common stock in any market which may develop and, therefore, the ability of any investor to market his shares may depend upon the number of shares that are offered and sold. Moreover, the perception in the public markets that these sales by principal stockholders might occur could also adversely affect the market price of our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus may contain certain forward-looking statements and information relating to us that are based on beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to us or our principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to our operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.

                                 USE OF PROCEEDS

         If the nominal amount of 10% of the shares are sold, 200,000 shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $10,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

         Gross Amount Received                       $40,000

         Offering Expenses                           (30,000)
                                                     --------
         Net Proceeds Received                       $10,000
                                                     ========

APPLICATION                                     AMOUNT   PERCENT OF NET PROCEEDS
-----------                                     ------   -----------------------

  o  Direct Mail Marketing (Time Marketing)         $ 0             0%

  o  Real Estate Investment/Development             $ 0             0%

  o  Mortgage Marketing and Expansion               $ 0             0%

  o  Working capital and general
       corporate purposes                       $10,000           100%
                                                -------           ----
  Total                                         $10,000           100%
                                                =======           ====

         If the amount of 25% of the shares are sold, 500,000 shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $70,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

         Gross Amount Received                      $100,000

         Offering Expenses                           (30,000)
                                                    ---------
         Net Proceeds Received                      $ 70,000
                                                    =========

APPLICATION                                     AMOUNT   PERCENT OF NET PROCEEDS
-----------                                     ------   -----------------------

  o  Direct Mail Marketing (Time Marketing)     $17,500            25%

  o  Real Estate Investment/Development         $14,000            20%

  o  Mortgage Marketing and Expansion           $10,500            15%

  o  Working capital and general
       corporate purposes                       $28,000            40%
                                                -------           ----

  Total                                         $70,000           100%
                                                =======           ====

         If the amount of 50% of the shares are sold, 1,000,000 shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $170,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

         Gross Amount Received                       $200,000

         Offering Expenses                            (30,000)
                                                     ---------
         Net Proceeds Received                       $170,000
                                                     =========

APPLICATION                                      AMOUNT  PERCENT OF NET PROCEEDS
-----------                                      ------  -----------------------

  o  Direct Mail Marketing (Time Marketing)     $42,500            25%

  o  Real Estate Investment/Development         $34,000            20%

  o  Mortgage Marketing and Expansion           $25,500            15%

  o  Working capital and general
       corporate purposes                       $68,000            40%
                                               --------           ----
  Total                                        $170,000           100%
                                               ========           ====

         If the amount of 75% of the shares are sold, 1,500,000 shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $270,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

         Gross Amount Received                      $300,000

         Offering Expenses                           (30,000)
                                                    ---------
         Net Proceeds Received                      $270,000
                                                    =========

APPLICATION                                      AMOUNT  PERCENT OF NET PROCEEDS
-----------                                      ------  -----------------------

  o  Direct Mail Marketing (Time Marketing)     $67,500            25%

  o  Real Estate Investment/Development         $54,000            20%

  o  Mortgage Marketing and Expansion           $40,500            15%

  o  Working capital and general
       corporate purposes                      $108,000            40%
                                               --------           ----
  Total                                        $270,000           100%
                                               ========           ====

         If all 2,000,000 shares are sold, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $370,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

         Gross Amount Received                       $400,000

         Offering Expenses                            (30,000)
                                                     ---------
         Net Proceeds Received                       $370,000
                                                     =========

APPLICATION                                     AMOUNT  PERCENT OF NET PROCEEDS
-----------                                     ------  -----------------------

Direct Mail Marketing (Time Marketing)          $92,500            25%

Real Estate Investment/Development              $74,000            20%

Mortgage Marketing and Expansion                $55,500            15%

Working capital and general
  corporate purposes                           $148,000            40%
                                               --------         ------
         Total                                 $370,000         100.0%
                                               ========         ======

         None of the proceeds from the sale of shares by selling shareholders will be used by us.

         The working capital requirements of our company includes general administrative expenses, salaries, corporate overhead, office rental expense, accounting and professional expenses and similar expenses. The priorities of use of proceeds is described in the above charts. If only a nominal amount of capital is raised, the cost of the offering has the first priority with a minimum of $10,000 for working capital as the second priority. The remaining priorities are as shown above. None of these proceeds will be used to discharge the debt to Mr. Pope and Mr. La Puma. They will be paid out of operations with periodic payments when and if cash flows exist that will allow such payments.

         Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                 DIVIDEND POLICY

         We expect to retain all earnings generated by our operations, if any, for the development and growth of our business. We do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

         Since we have not paid any dividends on our common stock and do not intend to do so in the foreseeable future, a purchaser in this offering will only realize an economic gain on his or her investment from an appreciation, if any, in the market price of our common stock.

                          MARKET PRICE OF COMMON STOCK

         Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASD Over-the-Counter Bulletin Board, but there is no assurance that we will be able to secure such listing. The price of the shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book value or other established criteria of value.

         The price of our common stock after the offering may fluctuate widely and may trade at prices significantly below its initial public offering price. We cannot guarantee that a trading market for our common stock will develop or, if a market does develop, the depth of the trading market for the common stock or the prices at which the common stock will trade.

         We plan to take action so that our common stock will trade on the Over-the-Counter Bulletin Board, operated by NASD. Because the OTC BB is a broker driven market, before our stock may be listed and quoted, brokers must apply for it to be listed and then establish market levels for it to trade. We must wait until brokers take the appropriate action before our common stock will trade in that market. There can be no assurance that a market will develop for the common stock.

         The shares of common stock of Time Lending offered by the selling shareholders will be offered at $0.20 per share. Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASD Over-the-Counter Bulletin Board, but there is no assurance that we will be able to secure such listing. There are no other arrangements or understandings with respect to the distribution of the common stock. The selling shareholders are selling all of their shares of common stock, offered by means of this prospectus (300,000 each).

         The application of the "penny stock regulation" could adversely affect the market price of our common stock. Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

         The price of the shares was arbitrarily determined in order for the Company to raise up to a total of $400,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other established criteria of value. We also did not consult finance professionals to help establish the offering price. There is no assurance that the price paid for a share in the offering will be recoverable by a sale of the share in the public market, or that a public market will value the company as we have determined its value.

                    DILUTION OF THE PRICE PAID FOR THE SHARES

          At June 30, 2001, we had a pro forma net tangible book value of ($4,257) or ($.0034) per share of common stock. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 1,250,000, the total number of shares of common stock outstanding.

         At June 30, 2002, after giving pro forma effect to the sale of 2,000,000 shares of common stock in this offering at an assumed initial public offering price of $.20 per share and the receipt by us of the net proceeds from this offering, our pro forma net tangible book value at June 30, 2002 would have been approximately $365,743, or approximately $.113 per share of common stock. The dilution is $.087 per share, or approximately 43.7%, less than the price you are paying per share in this offering. The following table illustrates this dilution for various levels of stock sales:

               Shares of Common Sold                       500,000    1,000,000   1,500,000   2,000,000
               Percentage of the Offering                       25%          50%         75%        100%

     Assumed public offering price per share..............    $.20         $.20        $.20        $.20

     Net tangible book value per share of common stock
     as of June 30, 2002..................................  ($.004)      ($.004)     ($.004)     ($.004)

     Increase per share attributable to sale of common
     stock in this offering...............................  $.0583       $.0907      $.1113      $.1255

     Pro forma net tangible book value per share of
     common stock after this offering.....................  $.0543      $.08667      $.1073      $.1215

     Dilution per share of common stock to investors
     in this offering.....................................  $.1457       $.1133      $.0927      $.0785


         The public offering price is substantially higher than the pro forma net tangible book value per share. Investors will incur immediate and substantial dilution.

         The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:


                                                                           Total       Percentage
                                Price Per     Number of     Percent of  Consideration       of
                                  Share      Shares Held*   Ownership       Paid       Consideration
Existing Stockholders           $.0002008     1,250,000       38.5%         $251            .1%
Investors in this Offering           $.20     2,000,000       61.5%     $400,000          99.9%
                                ---------    ----------      ------    ---------         ------
Total                             $0.0667     3,250,000      100.0%     $400,251           100%
                                =========    ==========      ======    =========         ======

* Excludes 50,000 shares issuable upon exercise of the Alami Warrant.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2001 audited, June 30, 2002 audited and December 31, 2002 unaudited.

                                                     December 31,       June 30,      June 30, 2001
                                                         2002              2002         Actual
                                                      (Unaudited)       (Audited)     (Audited)
Notes Payable                                         $   5,000       $   5,000       $  78,000
Short Term Portion of Long Term Debt                         --              --           3,034
Stockholders' Equity
         Common stock - $.001 par value,
          20,000,000 shares authorized,
          1,250,000 shares issued and
          outstanding;
         Paid in Capital                                  1,250           1,250           1,250
         Additional Paid-in Capital                        (999)           (999)           (999)
         Accumulated Retained Earnings (Deficit)         70,273          (5,256)         (7,508)
                                                      ----------      ----------      ----------

Total Stockholder's Equity                               70,524          (5,005)         (7,257)
                                                      ----------      ----------      ----------

Total Capitalization                                    $75,524       $     (5)       $ 73,777
                                                      ==========      ==========      ==========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         Time Lending, California, Inc. was formerly the wholly-owned, operating subsidiary of Time Financial Services, Inc., a Nevada corporation. A share exchange transaction pursuant to the share exchange agreement signed between Time Financial Services, Inc. and Interruption Television, Inc., a Nevada corporation, was completed on July 20, 2000. As a part of that transaction, Time Lending, California, Inc. was sold to the management (comprised of Messrs. Pope and La Puma) and all Time Financial shares held by Time Lending, California, Inc. were cancelled.

         We became independently owned on July 20, 2000 following the share exchange transaction described above. Up to that date we were the only operating, wholly-owned subsidiary of Time Financial Services, Inc. and all financial statements reported by Time Financial Services, Inc. were consolidated statements of which Time Lending, California represented 100% of the operating activities.



Company Overview

         Time Lending is engaged in business as a mortgage broker to originate first and second loans secured by real estate through deeds of trust and mortgages. Time Lending has three subsidiaries. Time Marketing Associates, Inc., a Nevada corporation, which is engaged in the business of direct mail marketing. Time Marketing's mailing piece generates mortgage leads for mortgage broker and lender clients across the country. Tenth Street Inc., a Nevada corporation, is engaged in the business of brokering mailing lists for direct mail. This business compliments Time Marketing by selling targeted mailing lists to Time Lending and its clients.

         Time Management Inc., a Nevada corporation, is engaged in the business of managing real estate properties owned by Time Lending. These properties were purchased from HUD foreclosures and the open market, repaired and renovated, and sold or rented.

                              RESULT OF OPERATIONS

                                                                       Fiscal Year     Six Months
                                    Fiscal Year Ended  June 30, 2000     Ended            Ended
                                     June 30, 2001     (Predecessor) June 30, 2002   December 31, 2002
                                     -------------     ------------- --------------  ------------------
Total Revenues                        $   538,959      $   474,192    $   863,650    $  473,961

Total Expenses                        $   546,467      $   779,148    $   861,398    $  398,432

Net Income(Loss)                      $    (7,508)     ($  304,956)   $     2,252    $   75,529

Weighted Average Stock Outstanding      1,125,000        1,590,689      1,250,000     1,250,000

Earnings (Loss)per Share before Tax   ($     0.01)     ($     0.19)         (.00)          $.06

Time Lending's Six Months Ended December 31, 2002 compared to the Six Months Ended December 31, 2001 (Unaudited).

During the six months ended December 31, 2002, the mortgage market remained strong as reported by the Mortgage Bankers Association of America. Mortgage rates remained at or near all time lows. As a result our direct mail marketing segment, which is targeted to mortgage brokers, continued to grow, as did loan commissions and real estate brokers fees.

Total income for the six months ended December 31, 2002 was $473,961, an increase of 46.5%, or $150,458, compared to the $323,503 for the six months ended December 31, 2001.

Expenses. Total expenses increased 29.1% or $89,860 to $398,432 for the six months ended December 31, 2002, compared to $308,572 for the six months ended December 31, 2001. Most of the increase was the result of marketing sales cost and increased printing and mailing costs.

Net profit/(loss) before tax. The profit for the six months ended December 31, 2002 was $75,529, an increase of 405%, or $60,598 compared to a profit of $14,931 for the six months ended December 31, 2001.

Marketing segment. The marketing segment is the preparation and mailing of direct mail advertising for the mortgage industry, mostly medium to small mortgage companies. Income: the income for the marketing segment for six months ending December 31, 2002 increased 57.4% or $142,062 to $389,436, compared to the six months ended December 31, 2001 total of $247,374. This was due to existing client increasing their mailing to take advantage of the low interest rate market.

Expenses. Expenses increased $101,824, or 46.2% to $322,425 for the six months ended December 31, 2002, compared to $220,601 for the six months ended December 31, 2001. This increase was due to the increase mailing and printing costs.

Profit contribution. Profit contribution from the marketing segment was $67,011, an increase of $40,238 or 150.3% for the six months ended December 31, 2002, compared to the $26,773 profit for the six months ended December 31, 2001. This was due to the increased mail volume from existing customers where start up costs were minimal.

Lending segment. This segment is the origination and brokering of real estate loans. This requires a real estate brokers license in California. Time Lending is so licensed with Michael F. Pope as the broker officer. Income: loan broker income was $54,225 for the six months ended December 31, 2002. This was an increase of $15,662, or 40.6%, compared to the six months ended December 31, 2001 of $38,563.

Expenses. Expenses for the lending segment were $50,624 an increase of $10,290, or 25.5%, for the six months ended December 31, 2002, compared to $40,334 for the six months ended December 31, 2001. This increase was in commissions paid due to increased broker commissions earned.

Profit (loss) contribution. Profit contribution for the lending segment for six months ended December 31, 2002 was $3,601, an increase of $5,372, compared to a loss of ($1,771) for the six months ended December 31, 2001. This was a result of increased loan volume.

Real estate segment. This segment is the revenue and expenses associated with residential properties purchased and maintained for sale, and real estate broker activities excluding real estate loans. Income: real estate broker commission for this segment was $30,229, a decrease of (19.0%), or ($7,125), for six months ended December 31, 2002, compared to $37,354 for six months ended December 31, 2001. This decrease was due to decrease in broker closings with decreased market activity by our loan officers selling real estate. This segment is also the result of real estate listings and sales produced by our loan officers.

Expenses. Expenses for the real estate segment were $25,173 for six months ended December 31, 2002, a decrease of (41.1%), or ($17,550), compared to six months ended December 31, 2001 of $42,723. This was due to a reduction in commissions paid in this segment.

Profit (loss) contribution. Profit contribution of the real estate segment was $5,056 for the six months, ended December 31, 2002, compared to a loss of ($5,369) for the six months ended December 31, 2001. This was an improvement of $10,425 due to the deduction in cost and increased commissions earned.

Management segment. This segment is property management and other income including miscellaneous consulting fees. Income: There was $71 of income for the management segment for the six months ended December 31, 2002. The reason is due to the sale of all properties in the last fiscal year.

Expenses. Expenses for this segment were $210, a reduction of ($4,704), for six months ended December 31, 2002, compared to the $4,914 for the six months ended December 31, 2001.

Profit (loss) contribution. The management segment resulted in a loss of ($139) for the six months ended December 31, 2002, compared to a loss of ($4,702) for the six months ended December 31, 2001. These numbers are a result of having no property held for sale during this quarter.

Time Lending's Fiscal Year Ended June 30, 2002 Compared to the Fiscal Year Ended June 30, 2001 (Audited).
--------------------------------------------------------------------------------

Income. Total income increased to $863,650 for the fiscal year ended June 30, 2002 up $324,691 from $538,959 for the fiscal year ended June 30, 2001, representing a 60.2% growth. This increase was due to increases in revenue in our Marketing segment and the sale of all remaining property.

Expenses. Expenses increased to $861,398 for the fiscal year ended June 30, 2002 up $314,931 from $546,467 representing a 57.6% increase. This increase in expenses was due to increase operating expenses due to increased direct mail production and increased expenses associated with this offering.

Net profit/loss before tax. The net profit for the fiscal year ended June 30, 2002 was $2,252 up $9,760 or 130% from the ($7,508) net loss for the fiscal year ended June 30, 2001. This increase was the result of residential property sold. Management does not plan to purchase any new properties until this offering is successful and capital is available as described in the business plan uses of offering funds. This yearly profit contributed by the sale of properties must be considered a one time event.

Marketing Segment. The marketing segment is the preparation and mailing of direct mail advertising for the mortgage industry, mostly medium to small mortgage companies. Income for the marketing segment increased $329,629 or 101.80% to $656,100 for the fiscal year ended June 30, 2002 from $326,471 for the fiscal year ended June 30, 2001. The reason for the revenue increase was increased mailing from existing clients caused by their marketing growth in the low interest rate market. Two factors impact the marketing segment sales, - interest rates and our own marketing efforts. Interest rates are expected to remain near historical lows through the remainder of calendar year 2002 according to the Mortgage Bankers of America Association. The major factor for our own marketing is the success of this offering.

Expenses for the marketing segment. Expenses increased $337,191 or 104% to $661,434 for the fiscal year ended June 30, 2002 compared to $324,243 for the fiscal year ended June 30, 2001. This increase was due to increased sales and production costs. Increased sales created increased postage for mailing, increased sales commissions and increased direct labor required to print and bundle the mail. New customers tend to mail lower quantities until they experience success in generating new loans from the mailings. The cost associated with the startup of a new customer is higher until they order higher quantities per order.

Loss for the marketing segment. Loss contribution from the marketing segment was ($5,334) a decrease of ($7,562) or (339.0%) for the fiscal year ended June 30, 2002 compared to the $2,228 profit for the fiscal year ended June 30, 2001. This was due to higher cost associated with increased marketing and new customer startup.

Lending segment. This segment is the origination and brokering of real estate loans. This requires a real estate brokers license in California. Time Lending is so licensed with Michael F. Pope as the broker officer.

Income for the lending segment was $145,939 for the fiscal year ended June 30, 2002 a decrease of ($16,938) or (10.4%) compared $162,877 for the fiscal year ended June 30, 2001. This was due to our limited number of loan agents spending more time on real estate and less on loans. We will add new loan officers as a result of - this offering and they will exclusively do loans. With interest rates forecast to remain at or near current levels, through 2002, revenue from this segment is a function of the number of loan officers recruited. With our marketing segment we believe that we can generate as many loan prospects as our marketing budget can afford and our loan officers can handle. The growth of revenues in this segment is dependent on the success of this offering.

Expenses for the lending segment were $146,122, a decrease of ($23,310) or (13.8%) for the fiscal year ended June 30, 2002 compared to expenses of $169,432 for the fiscal year ended June 30, 2001. The was due to decreased loan commissions paid.

The lending segment has a loss of ($183) for the fiscal year ended June 30, 2002 compared to a loss of ($6,555) for the fiscal year ended June 30, 2001. This was (97.2%) decrease in loss. This was due to less loan volume and less commission paid.

Real estate segment. This segment is the revenue and expenses associated with residential properties purchased and maintained for sale, and real estate broker activities excluding real estate loans. Three single family homes were sold as listed below.

Sales price schedule:
                             Price            Terms                     Date
           Etiwanda          $131,000         Purchase price in cash    2/8/02
           Palm Gardens      $82,000          Purchase price in cash    7/26/01
           Esteban           $100,000         Purchase price in cash    7/16/01

Income was $59,505 for the fiscal year ended June 30, 2002, an increase of $26,416 or 79.8% from the $33,089 for the fiscal year ended June 30, 2001. Time Lending has sold all rental properties which it owned.

Expenses for this segment were $48,837 for the fiscal year ended June 30, 2002. This is an increase of $15,758 or 47.6%. compared to the $33,079 for the fiscal year ended June 30, 2001. This was due to the vacancy of the remaining home and costs associated with maintenance, renovation and sale of property.

The real estate segment operating profit was $10,668 for the fiscal year ended June 30, 2002. This compares to a profit for the fiscal year ended June 30, 2001 of $10.00, an increase of $10,658. The principal cause for increase in revenue for this segment was the initiation of real estate brokerage activities by existing agents that added listing and brokering of the sale of real estate.

This added the opportunity to gain large broker commissions on the sale of listed properties. In addition, the remaining residential properties held for sale were sold. The increase in profit in the real estate segment is the result of the sale of property and increased real estate commissions. Time Lending purchased these properties for the purpose of reselling them. While the property was being held, rents did not cover operating expenses, repairs and renovation. Upon sale, these expenses were reduced.

Management segment. This segment is property management and other income including miscellaneous consulting fees. Income for this segment was $2,106 for the fiscal year ended June 30, 2002. This was a decrease of $14,416 or 87.3% from the income of $16,522 for the fiscal year ended June 30, 2001. Remaining properties were vacant and there was $784.00 miscellaneous income for the period. With no more property held for sale, there will be no rental income - nor management fees generated. No other revenue in the form of consulting fees is foreseen.

Expenses were $5,005 a decrease of $14,708 or 74.6% for the fiscal year ended June 30, 2002 compared to expenses of $19,713 for the fiscal year ended June 30, 2001. These were expenses for property held.

The management segment has a loss of ($2,899) for the fiscal year ended June 30, 2002 compared to a loss of ($3,191) for the fiscal year ended June 30, 2001. With the property vacant, there was no rental income, yet there were operating expenses that were the principal cause for the loss for the fiscal year ended June 30, 2002 compared to the fiscal year ended June 30, 2001. Sale of that same property subsequently reduces operating expenses.

FISCAL YEAR ENDED JUNE 30, 2001 (AUDITED) FOR TIME LENDING, COMPARED TO PREDECESSOR COMPANY, TIME FINANCIAL FOR THE FISCAL YEAR ENDED JUNE 30, 2000 (AUDITED).

The following financial review and analysis is intended to assist in understanding and evaluating the financial condition and results of operations of Time Lending for Fiscal Year Ended June 30, 2001. This information should be read in conjunction with the financial statements and accompanying notes included in this report.

         Overall Time Lending's operations improved significantly for the fiscal year ended June 30, 2001 compared to the fiscal year ended June 30, 2000 for the predecessor company, Time Financial. Most business segments had improved revenues and declining expenses. This was a reflection of an improved business climate for real estate loans, real estate and the marketing services that we provide for the mortgage industry.

         For purposes of the analysis each business segment is discussed on a consolidated statement basis.

         MORTGAGE LENDING

         The mortgage lending segment is brokering real estate mortgages. Loans are originated by Time Lending and funded by wholesale lenders, and Time Lending receives a broker commission of 1 to 2% of the loan amount. For this segment, loan commissions and fees from loan brokering were $162,877 for the fiscal year ended June 30, 2001 (see Note 6). Expenses for this segment were $169,432 and this segment resulted in a loss of ($6,555) for the fiscal year ended June 30, 2001.

         This compares to the fiscal year ended June 30, 2000 of Time Financial, the predecessor company, where revenue for this segment was $84,793 and expenses were $280,318 and the net loss was ($195,525). The trend for this business segment is revenue is up and expense is down. Revenue increased $78,084 or 92%. Expense declined $110,886 or 56.7% over the two year period. Expenses for this segment declined due to less costs associated with expenses allocated from accounting, legal and management prior to the share exchange agreement. In addition, payroll expenses were reduced through use of contract processing services.

         Interest rate declines have driven the increases in mortgage refinances. Profitability of this segment is a function of volume. Volume should increase as marketing dollars are expended to increase sales. The market shifts to less rate sensitive loans when rates increase. These are typically home equity loans made possible with increasing home prices.

         REAL ESTATE

         The real estate segment includes acting as a California real estate broker in sale transactions, buying foreclosure or single family properties in need of repair and reselling them. The single family home may be rented until sold, but the primary objective is to improve and sell all properties. For this segment, rents and fees from real estate were $33,089 for the fiscal year ended June 30, 2001. Expenses for the real estate segment were $33,079 for the fiscal year ended June 30, 2001. This resulted in a profit of $10.00 for the fiscal year ended June 30,2001 for the real estate segment. This compares to the prior year ended June 30, 2000, where rents and broker fee income was $34,459 with expenses of $54,002 resulting in a loss of ($19,543). The loss declined as property was sold off which reduced maintenance and renovation expenses.

         Rental income will continue to decline as each property held is sold. This will reduce the negative cash flow required to hold property for sale. We plan to seek new projects only if there is sufficient capital to allow that.

         DIRECT MAIL MARKETING

         The direct mail segment is operated under the names, Signature Marketing and Time Marketing Associates. The direct mail marketing is the imprinting of addresses on a two part mailer designed for the mortgage industry. Revenues for this segment were $326,471 for the fiscal year ended June 30, 2001.

         Expenses for this direct mail segment were $324,243 for the fiscal year ended June 30, 2001.

         This segment produced net income before tax of $2,228 for the fiscal year ended June 30, 2001.

         This compares to the fiscal year ended June 30, 2000 of Time Financial, the predecessor company, where revenue for this segment was $350,401 and expenses were $301,217 and the net revenue was $49,184. The decline from fiscal 2000 to 2001 was due to reduced marketing/sales effort. Expenses increased $23,026 for the same period due to increased production staffing and related costs. Management intends to focus on this business segment as long as there is a favorable mortgage market.

          The direct mail marketing segment concentrates on marketing for mortgage companies. Its success is tied to the mortgage market which is affected by interest rate changes.

Management Segment

         Management segment revenues were 16,522 for the fiscal year ended June 30, 2001 compared to $34,459 for the year ended June 30, 2000. The reason for the declining in rents was due to the sale of property and the fact that remaining property was vacant while being renovated. Expenses decreased for the same reason, property was sold and mortgage interest payments were reduced. The management segment had a net loss of ($3,191) for fiscal year 2001.

         The above figures include the period between July 1 and July 20 for the predecessor company Time Financial. All income was paid to Time Lending on July 20 and all expenses for that period were paid by Time Lending on July 20, 2000 to properly reflect the close of the sale of Time Lending on that date.

BUSINESS PLANS FOR FISCAL YEAR JULY 1, 2002 TO JUNE 30, 2003

         Our fiscal year is July 1, 2002 to June 30, 2003. We have increased and we further plan to continue to increase our emphasis on its direct mail segment and its mortgage lending segment under Time Lending for the 2003 fiscal year. The emphasis has been and will continue to be in the form of increased marketing to mortgage companies through our direct mail campaign. We send out sample mailers to mortgage companies and brokers showing typical results and the benefits of mailing.

         In the management's opinion, interest rates should remain low for fiscal year 2003. With interest rates remaining low for fiscal year 2003, we anticipate that the prospects for immediate growth are encouraging, especially in the direct mail segment. Mortgage lending should also grow with the increased demand for mortgage and/or refinancing loans fueled by the low interest rates; however, the management believes that such growth will be slow until staffing of loan officers increases and that is dependant on the success of this offering.

         In the mortgage brokering segment, there are minimal fixed costs. Most of the fixed costs are attributed to the direct mail business. The direct mail business is basically prepaid before each mailing eliminating bad debt risk. There is little long term risk in fixed over head, except for the lease of the home office.

         The mortgage segment specializes in specialty loan programs, such as loans for homeowners who went through a bankruptcy, home improvement loans for homeowners who recently purchased their home. This type of home loan is less rate sensitive than traditional mortgage refinancing. We anticipate that with low mortgage rates expected for the second half of the fiscal year 2003, traditional refinancing should dominate the market. If there is an increase in the interest rates, in the management's opinion, there would likely be a shift in the market type of the loans, which would probably cause a change in the Company's line of business from refinancings to equity loans, as the interest rates rise. The Company may experience an adverse effect on its business with a continuing rise in interest rates, in that such rise may affect the volume of its loans, causing it to decrease, thus negatively affecting the revenues of the Company.

         Our business plan calls for increased marketing costs. These funds are expected to be generated by sales, and this offering and are intended to be used to create additional revenue growth. Loan marketing will include increasing the number of loan officers by 20% and increasing direct mail to generate leads for them. The direct mail marketing is planned to be increased by focusing on home equity lenders, subprime lenders and FHA/VA refinance lenders.

         There is no minimum in this direct sale offering. If the sale of equity in this offering is not sufficient to meet the plan for fiscal year 2003 and if this offering does not meet our cash needs, we will continue to operate as we have been operating prior to this offering. We plan explore using debt to bring in the minimum amount to generate marketing efforts in the direct mail segment as the number one priority and repay the debt out of our operations. There are no current plans or discussions with respect to any such potential loans to us. At a minimum, we intend to maintain current revenues.

         Based upon our current business plan, we believe that the funds generated by this offering, if the maximum amount is raised, will be sufficient to fund the foregoing applications for at least twenty four months after receipt of the funds.

LIQUIDITY AND CAPITAL RESOURCES

         We had cash of $124,994 at December 31, 2002. We have funded our expenses from operations.

         We will require additional capital to continue to fund our expenses during the next year and for the implementation of the business plan.

         At this time, all of our capital requirements will have to come from operations. Without additional capital, we will have to curtail the expansion plans, and we will not be able to implement the business plan.

         The notes issued to Mr. Pope and Mr. La Puma were paid from the sale of property held by Time Lending. The property sold for $311,000 with expenses of sale of $29,280, mortgages paid of $199,278, and the notes paid of $73,000.

         If the nominal amount of capital is raised of 10% or less, that amount would go to pay the cost of this offering and the remainder would go to general operating funds. If the offering proceeds are 25% of the total offer, these proceeds would fund only nominal growth in each segment for a six month period. If the proceeds reach 50%, this would fund each segment's growth for a period twelve month period and the remainder would go to general funds. If the proceeds reach 75%, this would fund each segment for an eighteen month period.

         There are no significant capital expenditure required for this 24 month growth plan. The marketing segment will require a maximum of two new computer printers with a cost of $4,400 each. These two machines would be leased at $180 per month each(36 months)and paid for through operations

         We do not have any identified capital resources. Moreover, we do not have any arrangements with investment banking firms or institutional lenders. This offering is a self-underwritten transaction. This means that officials of Time Lending plan to sell all the shares offered without the services of any investment professionals or broker-dealers. We will not pay any commissions on the sale of the shares offered by this prospectus. The ability of the Time Lending to implement its business plan and the extent to which it will be able to implement the different aspects of it depend on the amount of funds raised in this offering. Because this is a best efforts offering without a minimum, there is no assurance that any or all the shares offered will be purchased. Also, because this is an offering without any minimum, early investors bear a disproportionate risk that insufficient funds will be raised thereby limiting the ability of the Company to operate as planned.

OTHER MATTERS

         None

                                    BUSINESS

INTRODUCTION

         We, Time Lending, California, Inc., are engaged through our three divisions and subsidiaries in the real estate sales, loans, management and direct mailing for mortgage companies and similar real estate related businesses.

         The executive offices are at 1040 E. Katella Ave., Suite B1, Orange, California 92867. Our telephone number is (714) 288-5901.

ORGANIZATION AND SHARE EXCHANGE TRANSACTION

         Our company was organized under the laws of the state of California on November 5, 1996 as Renet Services, Inc. The name was changed to Time Lending, California, Inc. on August 4, 1998 and we reincorporated in the state of Nevada in December, 2000 by merging with Time Lending, California, Inc., a Nevada corporation. Time Lending, California, Inc. was formerly the wholly-owned subsidiary of Time Financial Services, Inc., a Nevada public company. A share exchange agreement was signed between Time Financial Services, Inc. and Interruption Television, Inc., a company which has a high growth potential as a supplier of television content to the television markets of Asia, pursuant to which the share exchange transaction was completed on July 20, 2000. As a part of that transaction, Time Lending California, Inc. was sold to the management (Messrs. Pope and La Puma) and all Time Financial Services, Inc. shares held by Time Lending, California, Inc. were cancelled.

         Time Financial Services, Inc. filed a report on Form 8-K as of July 20, 2000 (Commission File Number 033-22264-FW) which is available for the public review. The share exchange agreement between Time Financial and Interruption Television included the sale of Time Lending's stock to its management comprised of Mr. Michael Pope and Mr. Philip La Puma. Time Lending was the wholly owned subsidiary of Time Financial. Time Lending was the operating company with all income and operations occurring within Time Lending for Time Financial. The Share Exchange Agreement and the sale of Time Lending were approved by written consent of a majority of Time Financial shareholders and the transaction was believed to be set under arms length negotiations. No fairness opinion was obtained for the share exchange transaction, however, the value of Time Lending as an independent company and the value of its stock was based on its negative net worth and an independent evaluation was obtained that supported this market value. All the shares of common stock of Time Lending were sold for one dollar, the indemnification of all liabilities and the cancellation of Time Financial stock held in Time Lending. This included the sale of Time Lending to Mr. Pope and Mr. La Puma of 1000 shares (500 each) of Time Lending common stock for $1.00. An independent valuation was obtained with respect to the value of the stock of Time Lending, and it supported this market value. The letter from Michael Stewart provided the subsequent opinion of value of Time Lending to Time Financial and it is attached to this registration statement as exhibit.

         Mr. Stewart's valuation of Time Lending was based on the comparison of assets less liabilities. The real property had deferred maintenance. With the repair cost and selling expenses, disposal would have resulted in losses. Holding the properties resulted in monthly operating losses. The marketing revenues and loan commissions were dependent on the efforts of Mr. Pope and Mr. La Puma and without their participation those revenues would have stopped. Liquidation of Time Lending would have resulted in losses that Time Financial and ITV did not want to incur. The valuation was zero value. Compensation was set at $1.00. The Board of Directors of Time Financial recommended the share exchange to provide rapid growth opportunity for Time Financial Services.

         Mr. Pope was President and a Director and Mr. La Puma was the CFO and a Director of Time Financial up to July 20, 2000 when they resigned. They held the same positions in Time Lending and remain so.

         At the time of the share exchange agreement the following were the control persons for each company.

         Time Financial Services, Inc.
         -----------------------------

                                                   Common Stock     Percentage

         Time Lending, California, Inc.               289,201          18.1%
         1040 E. Katella Ave. Suite B1
         Orange, CA 92867

         Steve Naramore                               121,365           7.6%
         2910 FM 1960 W. #130
         Houston, TX 77068

         Tenth Street, Inc. - Michael Pope             75,000          4.95%
         1040 E. Katella Ave. Suite B1
         Orange, CA 92867

         Joseph George, Inc. - David La Puma           75,000          4.95%
         Corte Cosco
         Carlsbad, CA 92009

         Interruption Television, Inc.
         -----------------------------

                                                   Common Stock     Percentage

         Danny L. McGill, President                   359,636          64.5%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         Kevin Francis McGrath                         46,424           8.3%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         SIS Netrepreneur                              83,639          15.0%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         John Berman                                   51,155           9.8%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         Officers and Directors of Interruption Television are: Danny L. McGill, President and CEO; Kevin McGrath, Director Jeffrey Lin, Director and CFO.

         Under the major terms of the Share Exchange Agreement a majority of Time Financial 's shareholders agreed by written consent to (I) a one for three reverse stock split; (ii) a change in corporate name designated by ITV; (iii) the adoption of a stock option plan acceptable to ITV; (iv) the sale of Time Lending, California; and (v) any other matters which the parties mutually agree are needed to amend the Articles of Incorporation of Time Financial.

         Approximately, 17,012,666 (post split) shares of Time Financial stock was exchanged for ITV common stock. In addition, the amount of $50,000 each and a note for $50,000 each was paid to Michael Pope and Philip La Puma as payment for past services rendered to Time Financial and for services rendered in connection with negotiating and closing this transaction.

         The beneficial ownership of our three operating subsidiaries is set forth below.

Tenth Street Inc.                  Common Stock              Percentage
-----------------                  ------------              ----------

Time Lending, California, Inc.       1,000,000                    50%
1040 E. Katella Ave. Suite B1
Orange, CA 92867

Michael F. Pope                        500,000                    25%
907 E. Wilson St.
Orange, CA 92867

Philip C. La Puma                      500,000                    25%
1786 N. Pheasant St.
Anaheim, CA 92806

(1) Pursuant to the Voting Agreement dated December 20, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, Inc. on any matters that may need to be voted on by that company's shareholders.

Time Management Inc.               Common Stock              Percentage
--------------------               ------------              ----------

Time Lending, California, Inc.       1,000,000                    50%
1040 E. Katella Ave. Suite B1
Orange, CA 92867

Michael F. Pope                        500,000                    25%
907 E. Wilson St.
Orange, CA 92867

Philip C. La Puma                      500,000                    25%
1786 N. Pheasant St.
Anaheim, CA 92806

(1) Pursuant to the Voting Agreement dated July 27, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, California, Inc. on any matters that may need to be voted on by that company's shareholders.

Time Marketing Associates Inc.     Common Stock              Percentage
------------------------------     ------------              ----------

Time Lending, California, Inc.       1,000,000                    50%
1040 E. Katella Ave. Suite B1
Orange, CA 92867

Michael F. Pope                        500,000                    25%
907 E. Wilson St.
Orange, CA 92867

Philip C. La Puma                      500,000                    25%
1786 N. Pheasant St.
Anaheim, CA 92806

(1) Pursuant to the Voting Agreement dated July 27, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, California, Inc. on any matters that may need to be voted on by that company's shareholders.

BUSINESS DESCRIPTION

         Time Lending is a real estate and mortgage company, which offers different products and services for each business. The real estate business is primarily a service business where the real estate broker or agent provides all of the services necessary to a home buyer or seller to insure satisfactory completion of the intended real estate transaction.

         The services Time Lending provides to a home buyer include, an initial consultation with the buyer to evaluate the financial aspects of the home purchase to determine how much the buyer can afford in terms of home price, mortgage payment, taxes, insurance, down payment and any other financial requirements of the home purchase. Other services include showing the buyer homes in his price range, negotiating a contract, with price and terms with the seller, opening escrow, helping with the mortgage application process and insuring a timely and satisfactory close of the home purchase.

         When Time Lending represents a home seller, some of the main services include an initial consultation to determine the home valuation, financial structure of the transaction and length of escrow the seller will require. Time Lending will list a property in a multiple listing service, advertise and provide signage to expose the property to as many home buyers as possible. Time Lending also negotiates the contract on the seller's behalf, participates in the escrow process and works to insure a timely and satisfactory close of the home sale.

         Time Lending's mortgage division provides many services to the mortgage applicant, including how much the borrower may qualify for and afford in terms of mortgage payment, insurance and taxes, providing loan programs agreeable to the borrower and assisting with the mortgage application and all other documentation to insure a timely close.

         Time Lending is a mortgage broker, not a lender. Time Lending does not lend its own money or use bank warehouse facilities, but rather operates a broker with various lending institutions, and does not act as an agent for these lenders. The mortgage programs provided by the institutions are priced on a wholesale system allowing the mortgage broker to add his fee or commission and still offer very competitive interest rates and fees to the borrower. Time Lending's broker approval with specific lenders is not an agency agreement. Time Lending may submit loans to a lender for underwriting. The lender approves or disapproves the loan. Time Lending has no ability to approve or disapprove a loan for a lender. United Financial Mortgage Corp. is an example of these lenders and their agreements. Time Lending is approved by this agreement to broker loans to United Financial on a per case basis, but not act as an agent for United Financial. United Financial has similar agreements with all their brokers. They do not disclose their number nor who their brokers might be. Time Lending is an approved broker with several lenders and the terms of each agreement are principally the same as this example. Under the terms of the typical brokerage agreement, a lender will furnish Time Lending with various loan schedules with terms of interest rates and Time Lending, as a broker, will offer to the lender the loans which Time Lending originated and fully processed. Such loans may then be funded by the lender at its sole discretion.

         Mr. Pope is the broker-officer for Time Lending and holds a corporate officer broker license with the California Department of Real Estate. This is the type of license the lending institutions require Time Lending to have to submit loans as a broker. Mr. Pope has no personal relationship with these companies and thus no conflict of interest exists.

         Time Lending's direct mail marketing division is a full service direct mail marketing service which prints and mails mortgage solicitations to potential home borrowers on behalf of mortgage companies to generate mortgage leads to help them increase their mortgage business. We do not have any agreements with mortgage companies to provide them with direct mail marketing. Typically, a mortgage service company would order a mailing and pay for it upon the order. The direct mail segment generates revenues on a per mailing or per job basis. Each mailing is paid in advance and includes printing of the mailing piece, imprinting an address and taking the batch to the post office for mailing. All mailings are made out of the Orange, California post office and may be sent to any state. Additional revenues are generated through the sale of address list obtained from national list companies. Time Lending's mortgage division also uses the direct mail division to increase its loan business. The direct mail division consults with mortgage companies to determine how much mail they need to send and what loan programs to offer, as well as what geographical and demographic areas will provide the best results. The expanded marketing requirements of our business plan will allow for seizing the opportunity in the current market brought about by lower long term interest rates. For direct mail marketing, we plan to conduct a mailing campaign monthly to mortgage broker and lenders nationally to build the number of clients that we service. We plan to develop subprime marketing lists in Tenth Street, Inc. that should help secure direct mail business after the refinance boom slows. In addition, we intend to mail directly to consumers on behalf of our Mortgage Division and increase loan commission revenues. These mailings should benefit both the mailing and the mortgage divisions.

         Time Lending operates as both a mortgage company and a real estate company. In California, a real estate brokers license allows you to operate both mortgage and real estate business under the same license. The California Department of Real Estate regulates both mortgage and real estate brokers whose business is solely in California. Time Lending operates exclusively in California, therefore, a real estate brokers license is the only requirement. Although Time Lending is not licensed by any federal agency it must adhere to all federal regulations including the federal fair housing law such as The Fair Housing Amendments Act of 1988), Truth in Lending Act, Consumer Credit Protection Act, National Housing Act, Real Estate Settlement Procedures Act, and all other laws and regulations required by both the state and federal government.

         Michael Pope is the real estate broker and a corporate officer of Time Lending. It is his responsibility to stay current with all new and ongoing regulations and to insure that all employees are kept current on these regulations through ongoing company training and supervision. Mr. Pope must take continuing education courses and stay in good standing with the California Department of Real Estate to renew and maintain his real estate broker's license.

         The real estate division has very experienced agents who are responsible for generating their own leads. Most of this business is generated by referrals and a limited amount of advertising.

         The direct mail and list divisions maintain their competitive position through referrals and an aggressive advertising program.

         Time Lending's experienced management strives to maintain a low overhead which allows it to be very cost competitive and always in the market. Time Lending is able to keep fixed expenses and administrative expenses low, because of shared use facilities including rent, equipment leases and use of part time production employees available as needed. The major in process cost for the lending segment is loan processing and Time Lending uses exclusively contract processors who are paid for each loan as it closes. For example, a typical contract processor works out of his or her home, processes a loan and invoices Time Lending for $350 upon closing. When the broker fees are paid from the loan closing, the processing expenses and loan officer commissions are immediately paid.

         Mr. Pope and Mr. La Puma served as full-time officers of Time Financial. They now spend 100% of their time managing Time Lending and its subsidiaries.

         Time Lending generates its loan business through the marketing efforts of the direct mail marketing division which sends out mail pieces on behalf of Time Lending under the DBA of Signature Marketing.

         In addition to mortgages, Time Lending buys and sells real estate for profit. We intend to buy and sell homes in its normal course of business. We purchase foreclosures, repair them and resell them at market, capturing a gain on sale.

         Our facility in Orange, California is 2100 square feet of office space which includes the workplace for the computers and printers used for addressing and mailing the direct mail pieces. We maintain our executive and administrative offices in the Orange, California facility.

         Through our operations and our three subsidiaries, we support three major income producing segments:

         Time Management Inc. is our 50% owned subsidiary; incorporated on July 27, 2000 and located in Orange, California. Time Management is a real estate management company with Mike Pope as a broker. It currently manages property in California. It currently only manages property owned by us. Time Management's role is to manage property owned by Time Lending. With the small amount of property currently owned by Time Lending, this role is minor. Any revenues and expenses are included in the real estate segment and represent less than 1% of the total at present.

         Tenth Street Inc. was incorporated in Nevada March 23, 1997 by Michael Pope and was inactive until it was acquired by Time Lending and activated as a subsidiary on December 20, 2000. The shares of common stock of Tenth Street, Inc. were issued to us in consideration for payment of incorporation expenses. Time Lending owns 50% of Tenth Street. Tenth Street is set up as the list management company. Tenth Street plans to grow its data sales brokering business as the Tenth Street has a minor role in the resale of data purchased from address list companies. This role may be expanded if this offering is successful, where increased marketing of direct mail may increase data sales as well. When there is revenue and expenses, it is included in the direct mail segment and represents less than 1% of the total.

         Time Marketing Associates Inc. was incorporated in Nevada on July 27, 2000. It is a 50% owned subsidiary of Time Lending. Its business is addressing via computer printers, a mailing piece for mortgage lenders and brokers. Time Marketing operates under the DBA of Signature Marketing. Through Signature Marketing, we prepare and mail direct mail pieces for mortgage companies to borrowers. The Time Marketing subsidiary offers direct mail product alternatives to the primary two part snap out mailer of Time Lending under the its dba Signature Marketing. These products must be outsourced and are rarely sold at present. Any revenues and expense are included in the direct mail marketing segment and represent less than 1% of the total.

REGULATION

         We will be subject to regulation by numerous federal and state governmental authorities. In California we are regulated by the California Department of Real Estate (DRE) and have been issued a corporate brokers license with Michael Pope as the broker-officer. The only approval required in the State of California to become a mortgage broker is the issuance of a real estate brokers license. The same license is required to act as a real estate agent to assist real estate buyers and sellers and to earn brokerage fees. California does not issue a "mortgage broker" license. A majority of those engaged in mortgage loan brokering do so with a real estate broker license. The license that allows the listing and sale of real property (the traditional activities associated with a real estate broker license) is the same license that allows the solicitation of borrowers or lenders, the negotiation of loans secured by real property and the collection of payments on notes secured by real property.

         Most lending practices fall under Federal Department of Housing and Urban Development (HUD) authority including the mailer prepared for our mortgage clients. If regulations are not properly followed, these authorities have the ability of stopping the business from operating. We may be audited for compliance at any time by the California DRE or HUD, but it usually happens upon a consumer complaint which we have had none to date. Compliance is an important aspect of this business.

         There is no government approval required for the direct mail business. The list companies who provide addresses to us must conform to consumer disclosure regulations and provide the ability for consumers to be dropped from mailing lists. The list companies also will review mailing pieces before selling addresses when credit information is sold to make sure that if a credit disclosure is required that it is present.

COMPETITION

         The competition in each segment is as always strong, yet, we are able to remain competitive in price and service. Management with its combined fifty years of real estate and mortgage experience is able to respond quickly to market shifts and provide excellent service in all areas. There is no dependence on a single customer or product/service line. The Company is dependent on the mortgage and real estate markets, which are now and look to remain strong over the year, because mortgage interest rates are remaining around 7%. We believe that year 2002 will be a strong mortgage refinance year. Our opinion is based upon the Mortgage Banking Association publishes statistics and forecasts of mortgage originations on a national basis on their web site www.mbaa.org. The MBA charts show originations remaining strong for the remainder of the year then dropping slightly near the end of the year as interest rates begin to rise as a result of the general recovery. In our opinion, in this type of market, the major problem is too much growth and competition for qualified employees. We do not expect our staffing to change significantly and we do not expect to be affected by competition for employees.

         The mortgage brokerage industry is a large fragmented industry with thousands of mortgage brokers nationally. This is similar to the real estate market where no one broker has an advantage over another in any given regional market. That is why advertising is important in generating sales and why direct mail is effective in generating loan business.

         The direct mail business of Time Lending concentrates on providing mailings for small to medium sized mortgage broker of which there are many thousands across the country. There are many direct mailers that can service this market, but we are one of a few that consistently advertise in the mortgage trade magazines that cater to this market nationally. Our client base reaches to most states in the country and will grow through continued advertising that we currently do. We also maintain competitive prices and good service.

         The brokering of real estate loans is highly competitive. There are over 73,000 brokers nationally with over 14,000 brokers in California alone. The use of its own direct mail marketing experience enables Time to compete for loans by targeting potential borrowers. The Time Lending also faces competition when attempting to acquire real estate, including competition from individuals, other investors and brokers. The real estate industry tends to be highly competitive and fragmented. Successful competitors rely on advertising to generate business. This is the area of Time's expertise. The marketing segment is very competitive with hundreds of companies nationally that offer brokers leads for loans. Time Lending uses its experience in marketing to generate its own leads and networks with data suppliers to obtain referrals of mortgage brokers who need to advertise to compete. The Management segment does not compete for outside business and is dependent on the real estate purchased by Time Lending.

EMPLOYEES

         We have two full time, and three part time employees, plus four commissioned loan officers.

PROPERTIES

         Our facility in Orange, California is 2100 square feet of office space which includes the work space for the computers and printers used for addressing and mailing the direct mail pieces. We maintain our executive and administrative offices in the Orange, California facility. The lease for this facility is owned by Tom Van Wagoner. Michael F. Pope, President of Time Lending, California is a guarantor. Tom Van Wagoner and Time Lending, California divide the lease payment with each paying 50%. The lease was signed on January 1999 and will expire December 2002. With the projected growth in business, the only space requirements will be some minor renovation of the current facility at a projected cost of $5000.

         Investment Policies on real estate purchases. The Company will purchase single family homes at or under market that have the need for repair and improvement to bring the property up to its maximum potential. The Company will then repair and improve the home and sell it for a gain. Financing is obtained through new investors loans or by assuming current financing, including taking "subject to". The home may be rented to a tenant until repair or sale is contemplated. Rent receipts are incidental to the project, but useful in deferring costs until market is right for repair and sale. The ability to purchase property is dependent on auction and the competition for properties. Today's market has high demand and increasing prices, making it difficult to purchase properties.

                                   MANAGEMENT

         Our directors and executive officers are as follows:

      NAME                   AGE       POSITION          SINCE
      ----                   ---       --------          -----
Michael F. Pope               53       Director      November 1996
                                       President     November 1996

Philip C. La Puma             63       Director      November 1996
                                       Secretary     November 1996
                                       Treasurer     November 1996

Victoria A. Pope              54       Director      January 1997

         The term of office of each director and executive officer ends at, or immediately after, the next annual meeting of shareholders of the Company. Except as otherwise indicated, no organization by which any director of officer has been previously employed is an affiliate, parent, or subsidiary of the Company.

         MICHAEL F. POPE has been Director of the Company since November 1996, and President since November 1996. He was in the same position with Time Financial Services, Inc. until he resigned July 20, 2000. Mr. Pope was one of the founders of Renet Financial Corporation in 1988. He has a Bachelor of Arts degree in Economics from California State University, Long Beach. He holds a real estate brokers license in the State of California.

         PHILIP C. LA PUMA has been Director of the Company since November 1996 and Secretary/Treasurer since November 1996. He was in the same position with Time Financial Services, Inc. until he resigned July 20, 2000. Mr. La Puma hold a Bachelors of Science degree in Industrial Engineering from Stanford University and an MBA in General Management from the University of Southern California. He also co-founded Renet. He is a Registered Professional Engineer in the State of California.

         VICTORIA POPE has been a Director of the Company since January 1997. She was in the same position with Time Financial Services, Inc. until she resigned July 20, 2000. She has been active in the mortgage industry the past eight years working in various loan production positions from processing through administration at Renet Financial Corporation. She is the spouse of Michael F. Pope. Mrs. Pope has many years of mortgage management experience.

         Victoria and Michael F. Pope declared personal Chapter 7 bankruptcy in 1999. Philip C. La Puma declared personal Chapter 7 bankruptcy in 1999. None of these actions affected the Company. These bankruptcies have been discharged and we believe that they should not have any adverse impact on our business.

         Messrs. Pope and La Puma serve Time Lending in their respective positions on full-time basis.

COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors of the Company has no committees. In the future, it may establish audit and compensation committees.

LIMITATION ON DIRECTORS' LIABILITIES

         Our certificate of incorporation limits, to the maximum extent permitted under Nevada law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in circumstances involving wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Nevada Law permits us to indemnify officers, directors or employees against expenses, including attorney's fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend this type of action are entitled to indemnification against expenses reasonably incurred in connection therewith.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

                             EXECUTIVE COMPENSATION

         The following table sets forth the summary compensation for all officers for services during three fiscal years ended June 30, 2000.

                                                                         LONG
       NAME AND                        ANNUAL        COMPENSATION        TERM
  PRINCIPAL POSITION       PERIOD      SALARY           BONUS           OPTIONS
  ------------------       ------      ------           -----           -------

Michael F. Pope           06/30/02     $50,000           0.00            0.00
Director                  06/30/01     $48,000
President                 06/30/00     $48,000

Philip C. La Puma         06/30/02     $50,000           0.00            0.00
Director                  06/30/01     $48,000
Secretary/Treasurer       06/30/00     $48,000

         The Company does not have any long-term incentive plans nor pension plans. (Except for compensation of Officers who are Directors which Compensation is listed in Summary Compensation Table of Executives)


                                          CASH COMPENSATION          SECURITY GRANTS
                                                                                 Number of
                       Annual                                    Number of       Securities
                       Retainer      Meeting     Consulting      Shares (#)      Underlying
NAME                   Fees ($)      Fees ($)    Fees/Other      Fees ($)        Options/SAR
----                   --------      --------    ----------      --------        -----------
Michael F. Pope        0.00          0.00        0.00            0.00            0.00
Philip C. La Puma      0.00          0.00        0.00            0.00            0.00
Victoria A. Pope       0.00          0.00        0.00            0.00            0.00


                              SELLING STOCKHOLDERS

         This prospectus relates to the offer and sale of 650,000 shares of our common stock by the selling stockholders identified below.

         The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders.

                                          SHARES BENEFICIALLY OWNED(1)
                                              PRIOR TO OFFERING
                                              -----------------

                                                                                SHARES         PERCENT OF
                                                   NUMBER OF   PERCENT OF     BENEFICIALLY      OWNERSHIP
                                    NUMBER OF      SHARES       SHARES        OWNED AFTER         AFTER
NAME                                SHARES OWNED   OFFERED    OFFERED(3)       OFFERING(4)       OFFERING
----                                ------------   -------    -----------     -----------      -----------
Michael F. Pope                     500,000        300,000        24%           200,000            6.2%
907 Wilson Street
Orange, CA 92867

Philip C. La Puma                   500,000        300,000        24%           200,000            6.2%
1786 N. Pheasant Street
Anaheim, CA 92867

Iwona J. Alami                       50,000         50,000         *%                 0              0%
120 Newport Center Dr.
Suite 200
Newport Beach, CA 92660(2)

*   Less than 1%

(1) Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after December 31, 2002 are deemed outstanding, but are not deemed outstanding for computing the percentage of any other person.

(2) Resale of 50,000 shares issuable upon exercise of the Alami Warrant. Ms. Alami does not own any securities of Time Lending other than the Alami warrant.

(3) Discloses the percentage of shares offered by each selling shareholder out of the total of 1,250,000 shares outstanding prior to the offering.

(4) Assumes all of the offeres shares are sold, including 2,000,000 shares offered in Time Lending offering.

No one has agreed to buy any of our shares, and there is no assurance that any sales will be made.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock by all stockholders that hold 5% or more of the outstanding shares of our common stock, each director and executive officer. Each stockholder named has sole voting and investment power with respect to his or its shares. This table does not include options not exercisable within 60 days of the date of this prospectus. As of the date of this prospectus, there were 1,250,000 shares of common stock issued and outstanding.

PLEASE REVISE PER FAXED CHANGES
                                                  NUMBER OF      PERCENT OF       NUMBER OF     PERCENT OF
                                                  SHARES         OWNERSHIP        SHARES        OWNERSHIP
                                                  BEFORE THE     BEFORE THE       AFTER THE     AFTER FULL
NAME                                POSITION      OFFERING       OFFERING(1)(2)   OFFERING      OFFERING(3)(4)
----                                --------      ------         --------------   -----------   --------------
Michael F. Pope                     President       500,000           40%          200,000          6.2%
907 Wilson Street                   Director
Orange, California

Philip C. La Puma                   Secretary       500,000           40%          200,000          6.2%
1786 N. Pheasant Street             Treasurer
Anaheim, California                 Director

Abercrombie Investment Corp.                        250,000           20%          250,000          7.7%
6566 Corte Cisco
Carlsbad, CA 92009(5)

All officers and directors                        1,000,000           80.00%       400,000         12.4%
as a group (2 persons)

(1) Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after June 30, 2001 are deemed outstanding, but are not deemed outstanding for computing the percentage of any other person.

(2) Applicable percentage of beneficial ownership before this offering is based on 1,250,000 shares outstanding as of December 31,2002.

(3)      Assumes that all 2,600,000 shares offered by this prospectus are sold.

(4)      Excludes 50,000 shares issuable upon exercise of the Alami Warrant.

(5) The beneficial owners of Abercrombie Investment Corp., a Nevada Company, are Ned Chambers, M.D., Todd Hoff, (nephew of Philip C. La
         Puma) and David P. La Puma, (son of Philip C. La Puma). Each beneficial owner listed owns one third of Abercrombie (a private company).

         Messrs. Pope and La Puma are the selling shareholders and each one of them offered 300,000 shares for sale by means of this prospectus. Ms. Alami is a selling shareholder with respect to the resale of 50,000 shares of common stock underlying the Alami warrant.

No one has agreed to buy any of our shares, and there is no assurance that any sales will be made. Even if not all, or very few, of the 2,650,000 shares are sold, we will not refund any payments for the shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with organizing the Company on July 20, 2000, persons consisting of its officers, and directors, were issued a total of 1,000 shares of Common Stock at a value of $.001 per share. On December 29, 2000, the outstanding shares were forward split 1,000 to 1, resulting in a total of 1,000,000 shares outstanding. On December 29, 2000, 250,000 shares of common were purchased by Abercrombie Investment Corp. at par value of $.001 per share, increasing the total outstanding number of shares to 1,250,000 shares of common.

         Messrs. Pope and La Puma own 500,000 shares each of Tenth Street, Inc., a 50% subsidiary of Time Lending. They acquired such shares on December 20, 2000 in consideration for payment of incorporation and related expenses. Pursuant to the Voting Agreement dated December 20, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, Inc. on any matters that may need to be voted on by Tenth Street's shareholders.

         Messrs. Pope and La Puma own 500,000 shares each of Time Management, Inc., a 50% subsidiary of Time Lending. They acquired such shares on July 27, 2000 in consideration for payment of incorporation and related expenses. Pursuant to the Voting Agreement dated July 27, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, Inc. on any matters that may need to be voted on by Time Management's shareholders.

         Messrs. Pope and La Puma own 500,000 shares each of Time Marketing Associates, Inc., a 50% subsidiary of Time Lending. They acquired such shares on July 27, 2000 in consideration for payment of incorporation and related expenses. Pursuant to the Voting Agreement dated July 27, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, Inc. on any matters that may need to be voted on by Time Marketing Associates' shareholders.

         Messrs. Pope and La Puma each loaned us $39,000 evidenced by demand promissory notes. The notes were repaid in full from the sale of property. There were no transactions, or series of transactions, for the fiscal year ended June 30, 2000, nor are there any current proposed transactions, or series of the same, to which the Company is a party, in which the amount exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officers, nominee, five percent shareholders of any member of the immediate family of the foregoing person, have or will have a direct or indirect material interest.

                            DESCRIPTION OF SECURITIES
COMMON STOCK

         Our certificate of incorporation authorizes us to issue up to 20,000,000 shares of common stock, par value $.001 per share. There are 1,250,000 shares issued and outstanding as of the date of this prospectus. Upon completion of this offering, there will be 3,250,000 shares of common stock issued and outstanding.

         Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

PREFERRED SHARES

         Our Articles of Incorporation authorize 200,000 shares of Preferred stock. None have been issued.

TRANSFER AGENT

         The transfer agent and registrar for common stock is not determined as of this date. The Company is currently reviewing the market for a suitable vendor.

                         SHARES ELIGIBLE FOR FUTURE SALE

         After the completion of this offering, we will have 3,250,000 shares of common stock outstanding. All 2,600,000 shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933 (including the resale of 50,000 shares issuable upon exercise of Alami Warrant). Out of 3,250,000 shares outstanding, 650,000 shares may be sold from time to time in the public market without registration pursuant to Rule 144.

         Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (I) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

                              PLAN OF DISTRIBUTION

         The shares in this offering will be sold by the efforts of Michael F. Pope, our President and Philip La Puma, our Treasurer and Secretary. They will not receive any commission from the sale of any shares. The officers/selling security holders will refrain from selling any of their shares until 25% of the primary offering has been sold. Then selling security holders may sell but must disclose to buyer that they are buying from selling security holders and must be offered the choice to purchase from the primary offering instead, if such shares remain available. Only the shares on the primary offering will be offered and sold until 500,000 (25%) of the shares offered by Time Lending are sold. Afterwards, the investor may purchase the shares of Time Lending or the selling shareholders at its option. The form of the subscription agreement will have appropriate boxes which will enable the investor to make his choice.

PLAN OF DISTRIBUTION - TIME LENDING OFFERING

         Our officers selling the shares will not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

         1. None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

         2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

         3. None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and

         4.       All of the selling persons meet the conditions of paragraph
                  (a) (4) (ii) of Rule 3a4- 1 of the Exchange Act, in that they
                  (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

         Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to persons with whom management is acquainted who are interested in us and a possible investment in the offering.

         We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

         This offering will commence on the date of this prospectus and continue for a period of six months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.

Procedure of Subscription
         If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. All checks should be made payable to Time Lending California, Inc.

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered property of the Company once cleared by our bank. Certificates for the shares purchased will be issued and promptly distributed by our transfer agent, however, it is anticipated that the issuance and distribution of certificates will take several weeks from the time a subscription is accepted.

PLAN OF DISTRIBUTION - SELLING SHAREHOLDERS OFFERING

         This prospectus covers the resale by selling shareholders of shares of our common stock that they have already purchased from us. The shares will be sold by the selling shareholders at the same purchase price as the shares are offered in the primary offering of Time Lending. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

     o        transactions in the over-the-counter market;

     o        transactions on a stock exchange that lists our common stock; or

     o transactions negotiated between selling shareholders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by a selling shareholder. Neither the selling shareholders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling shareholders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $30,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder.

Procedure of Subscription

         If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. All checks should be made payable to the respective selling shareholder(s).

         Selling shareholders have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by the respective selling shareholder(s) and considered property of the selling shareholders once cleared by our bank. Certificates for the shares purchased will be issued and promptly distributed by our transfer agent, however, it is anticipated that the issuance and distribution of certificates will take several weeks from the time a subscription is accepted.

The offering will remain open until June___, 2003, unless we decide to cease selling efforts prior to this date.

                                  LEGAL MATTERS

         Law Offices of Iwona J. Alami, will opine as to the validity of the common stock offered by this prospectus and legal matters for us.

                                     EXPERTS

         Our financial statements have been included in the registration statement in reliance upon the report of Michael Johnson & Co., LLC independent certified public accountants, appearing in the registration statement, and upon the authority of this firm as experts in accounting and auditing. Michael Johnson & Co., LLC is licensed in the state of Colorado; the approval of their license in the state of California is currently pending.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We intend to furnish our stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC's website, http://www.sec.gov.

             FINANCIAL STATEMENTS OF TIME LENDING, CALIFORNIA, INC.

                                TABLE OF CONTENTS

Financial Statements (Unaudited) For Six Months Ended December 31, 2002.

         Balance Sheet

         Statement of Income and Retained Earnings

         Statement of Stockholders' Equity

         Statement of Cash Flows

         Notes to Financial Statements

Financial Statements (Audited) For Fiscal Year Ended June 30, 2002.

         Balance Sheet

         Statement of Income and Retained Earnings

         Statement of Stockholders' Equity

         Statement of Cash Flows

         Notes to Financial Statements

Financial Statements (Audited) For Fiscal Year Ended June 30, 2001.

         Balance Sheet

         Statement of Income and Retained Earnings

         Statement of Stockholders' Equity

         Statement of Cash Flows

         Notes to Financial Statements

                         TIME LENDING, CALIFORNIA, INC.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 2002
                                   (UNAUDITED)

ACCOUNTANT'S REVIEW REPORT

Board of Directors
Time Lending, California, Inc.
Orange, CA

We have reviewed the accompanying consolidated balance sheet of Time Lending, California, Inc., and its subsidiaries as of December 31, 2002, and the related consolidated statement of operations and cash flows for the three-months and six-months ended December 31, 2002, included in the accompanying Securities and Exchange Commission Form 10-QSB for the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of June 30, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended (not presented herein). In report dated September 5, 2002, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2002 is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

Michael Johnson & Co., LLC
Denver, CO
February 28, 2003


                         TIME LENDING, CALIFORNIA, INC.
                           Consolidated Balance Sheets
                                   (Unaudited)

                                                         December 31,     June 30,
                                                            2002             2002
ASSETS:
Current assets:
   Cash                                                   $ 124,994       $  30,094
                                                          ----------      ----------
      Total current assets                                $ 124,994       $  30,094

Fixed assets:
    Net Fixed Assets                                          2,289           2,389
                                                          ----------      ----------
      Total fixed assets                                      2,289           2,389

Other assets:
    Deposits                                                    110             110
                                                          ----------      ----------
      Total other assets                                        110             110

TOTAL ASSETS                                              $ 127,393       $  32,593
                                                          ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Accounts payable                                       $ 47,504       $  21,498
   Accrued expenses                                          4,365          11,100
   Notes payable - Shareholders                              5,000           5,000
                                                          ----------      ----------
Total Current Liabilities                                   58,869          37,598
                                                          ----------      ----------
TOTAL LIABILITIES                                           58,869          37,598

Stockholders' Equity:
Preferred Stock, $.001 par value; per share; 200,000
 shares authorized; no shares issued and outstanding              0               0
Common Stock, $.001 par value; 20,000,000 shares
   authorized, 1,250,000 issued and outstanding               1,250           1,250
Additional paid-in capital                                     (999)           (999)
Retained earnings (deficit)                                  70,273          (5,256)
                                                          ----------      ----------
Total Stockholders' Equity (Deficit)                         70,524          (5,005)
                                                          ----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 127,393       $  32,593
                                                          ==========      ==========

                          See Accountants Review Report


                         TIME LENDING, CALIFORNIA, INC.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                     Three Months Ended                   Six-Months Ended
                                                        December 31,                        December 31,
                                                -----------------------------        --------------------------
                                                   2002               2001              2002           2001
                                                -----------       -----------        -----------    -----------
Revenue:

   Marketing Income                             $  185,996        $  102,619         $  389,436     $  247,374
   Loan Income                                      19,719            18,067             54,225         38,563
   Real Estate Sale                                     -             11,997             30,229         37,354
   Other Revenue                                        71               212                 71            212
                                                -----------       -----------        ----------     ----------

      Total Revenue                                205,786           132,895            473,961        323,503
                                                -----------       -----------        ----------     ----------

Costs and Expenses:
   Loan officer commissions                             -                 -              36,786         37,718
   Operating costs and marketing expenses          187,660           128,523            335,170        247,724
   General and administrative                        8,841             9,680             26,476         23,130
                                                -----------       -----------        ----------     ----------

Total Operating Expenses                           196,501           138,203            398,432        308,572
                                                -----------       -----------        ----------     ----------

Net Income (Loss)                               $    9,285        $   (5,308)        $   75,529     $   14,931
                                                ===========       ===========        ==========     ==========

Basic (Loss) Per Share                          $     0.01        $    (0.01)        $     0.06     $     0.01
                                                ===========       ===========        ==========     ==========

Basic Weighted Average Share Outstanding         1,250,000         1,250,000          1,250,000      1,250,000
                                                ===========       ===========        ==========     ==========

                          See Accountants Review Report


                                    F-5


                         TIME LENDING, CALIFORNIA, INC.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                                 Indirect Method

                                                            Six Months Ended
                                                              December 31,
                                                         --------------------------
                                                           2002              2001
                                                         ----------       ---------
Cash Flows from Operating Activities:
Net Income                                               $  75,529       $ 14,910
  Adjustments to reconcile net loss to cash used in
    operating activities:
   Depreciation                                                100              --
   Increase (Decrease) in Accounts Payable                  26,006          (1,505)
   Increase (Decrease) in Accrued Liabilities               (6,735)            610
   (Increase) in Employee Advances                              --         (13,734)
                                                         ----------       ---------

Net Cash Flows Used by Operations                           94,900             281

Cash Flows from Investing Activities:
    Sale of Investment Property                                 --         139,655
                                                         ----------       ---------

Net cash used by investing activities                           --         139,655
                                                         ----------       ---------

Cash Flows from Financing Activities:
   Principal payments                                           --        (196,727)
   Proceeds from Borrowing                                       -          33,762
                                                         ----------       ---------

Net Cash Flows Used by Financing Activities                     --        (162,965)

Net Increase (Decrease) in Cash                             94,900         (23,029)
                                                         ----------       ---------

Cash and cash equivalents - Beginning of period             30,094          81,276
                                                         ----------       ---------

Cash and cash equivalents - End of period                $ 124,994       $ 58,247
                                                         ==========      ==========

Supplemental Disclosure
    Cash paid during the year for:
       Interest                                          $       -       $      --
                                                         ==========      ==========
       Income Taxes                                      $       -       $      --
                                                         ==========      ==========


                           See Accountants Review Report


                                        TIME LENDING, CALIFORNIA, INC.
                                Consolidated Statements of Stockholder's Equity
                                              December 31, 2002
                                                  (Unaudited)


                                   Common Stock            Additional                         Total
                             -------------------------      Paid-in        Retained       Stockholders'
                            # of Shares       Amount        Capital        Earnings          Equity
                             ----------     ----------     ----------      ----------      ----------
July 1, 2000                 1,000,000      $   1,000      $    (999)      $      --       $       1

Issuance of stock for
compensation for services      250,000            250             --              --             250

Net Loss for Year                   --             --             --          (7,508)         (7,508)
                             ----------     ----------     ----------      ----------      ----------

Balance - June 30, 2001      1,250,000          1,250           (999)         (7,508)         (7,257)
                             ----------     ----------     ----------      ----------      ----------

Net Profit for Year                 --             --             --           2,252           2,252
                             ----------     ----------     ----------      ----------      ----------

Balance - June 30, 2002      1,250,000          1,250           (999)         (5,256)         (5,005)
                             ----------     ----------     ----------      ----------      ----------

Net Profit for Period               --             --             --          75,529          75,529
                             ----------     ----------     ----------      ----------      ----------

Balance - Sep. 30, 2002      1,250,000      $   1,250      $    (999)      $  70,273       $  70,524
                             ==========     ==========     ==========      ==========      ==========


                                         See Accountants Review Report

                         TIME LENDING, CALIFORNIA, INC.
                          Notes to Financial Statements
                               December 31, 2002
                                   (Unaudited)

Note 1 - Presentation of Interim Information:

In the opinion of the management of Time Lending, California, Inc., the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of December 31, 2002 and the results of operations for the three-months and six-months ended December 31, 2002 and 2001, and cash flows for the six-months ended December 31, 2002 and 2001. Interim results are not necessarily indicative of results for a full year.

The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's audited financial statements and notes for the fiscal year ended June 30, 2002.

Note 2 - Operating segments and related information:

The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN RELATED INFORMATION. This statement requires the disclosure of certain information regarding the our operating segments. Time Lending operates principally in four industry segments. Management, direct mail marketing, mortgage loan brokering, and real estate sales brokering. Time Lending has no single customer representing greater than 10% of its revenue. The following table sets forth key operating information for each business segment:

                                          Six Months Ended         Six Months Ended
                                          December 31, 2002        December 31, 2001
                                          -----------------        -----------------
         Operating Revenue
                  Marketing                   $389,436                 $247,374
                  Loan Fees                     54,225                   38,563
                  Management                        71                      212
                  Real Estate                   30,229                   37,354
                                              $473,961                 $323,503
                                              =========                =========

         Operating Profit (Loss)
                  Marketing                   $ 67,011                 $ 26,773
                  Loan Fees                      3,601                   (1,771)
                  Management                      (139)                  (4,702)
                  Real Estate                    5,056                   (5,369)
                                              $ 75,529                 $ 14,931
                                              =========                =========

                         TIME LENDING, CALIFORNIA, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                               June 30, 2002
                                   (Audited)

                          INDEPENDENT AUDITOR'S REPORT
          ------------------------------------------------------------

To the Board of Directors
Time Lending, California, Inc.
Orange, CA

We have audited the accompanying balance sheet of Time Lending, California, Inc., as of June 30, 2002 and 2001, and the related statement of operations, stockholder's equity, and cash flow for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Lending, California, Inc. as of June 30, 2002 and 2001, and the results of it's operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Michael Johnson & Co., LLC

Denver, Colorado
September 5, 2002

                         TIME LENDING, CALIFORNIA, INC.
                           Consolidated Balance Sheet

                                    (Audited)

ASSETS:                                                   June 30,     June 30,
-------                                                      2002        2001
                                                          ----------  ----------
CURRENT ASSETS:
   Cash and cash equivalents                             $  30,094    $  81,726
                                                         ---------    ---------

TOTAL CURRENT ASSETS                                        30,094       81,726
                                                         ---------    ---------

PROPERTY AND EQUIPMENT:
  Net of accumulated depreciation                            2,389        2,589
                                                         ---------    ---------

TOTAL FIXED ASSETS                                           2,389        2,589
                                                         ---------    ---------

OTHER ASSETS:
   Deposits                                                    110          110
   Property investment                                           -      198,444

                                                         ---------    ---------

TOTAL OTHER ASSETS                                             110      198,554

                                                         ---------    ---------
TOTAL ASSETS                                             $  32,593    $ 282,869
                                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                      $  21,496    $  12,038
   Accrued expenses                                         11,100          810
   Notes payable                                             5,000       78,000
   Current portion of long-term debt                             -        3,034

                                                         ---------    ---------

TOTAL CURRENT LIABILITIES                                   37,598       96,882
                                                         ---------    ---------

   Long-Term Debt                                                -      196,244

                                                         ---------    ---------

TOTAL LIABILITIES                                          37,5988      290,126
                                                         ---------    ---------

STOCKHOLDERS' EQUITY:

   PREFERRED STOCK, $.001 PAR VALUE; 200,000 SHARES
      authorized, none issued and outstanding                    -            -
   Common stock, $.001 par value; 20,000,000 shares
      authorized, 1,250,000 issued and outstanding           1,250        1,250
   Additional Paid-in Capital                                 (999)        (999)
   Retained earnings (deficit)                              (5,005)      (7,508)
                                                         ---------    ---------

TOTAL STOCKHOLDERS' EQUITY (Deficit)                        (5,005)      (7,257)
                                                         ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  32,593    $ 282,869
                                                         =========    =========

   The accompanying notes are an integral part of these financial statements.

                       TIME LENDING, CALIFORNIA, INC.
                      Consolidated Statement of Operations
                          For the Years Ended June 30,

                                                  2002           2001
                                               -----------   -----------

REVENUE:
   Marketing income                            $  656,100    $   326,471
   Loan income                                    145,939        162,877

   Rent Income                                          -         13,258

   Real Estate Sale                                59,505         19,831

   Other revenue                                    2,106          16,522
                                              -----------    -----------

TOTAL REVENUE                                     863,650        538,959
                                              -----------    -----------

COSTS AND EXPENSES:
   Loan officer commissions                       131,521        169,432

   Operating costs & marketing expenses           666,069        324,043

   General and administrative                      63,608         52,792

    Depreciation                                      200            200
                                              -----------    -----------

TOTAL OPERATING EXPENSES                          861,398        546,467
                                              -----------    -----------

NET INCOME (LOSS)                              $    2,252    $    (7,508)
                                              ===========    ===========

NET INCOME PER SHARE                           $     0.01     $    (0.01)
                                              ===========    ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING       1,250,000      1,125,000
                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.


                         TIME LENDING, CALIFORNIA, INC.
                      Consolidated Statement of Cash Flows

                          For the Years Ended June 30,

                                 Indirect Method

                                                              2002         2001
                                                           ----------   ----------
Cash Flows From Operating Activities:
  Net income (loss)                                        $  (2,252)   $  (7,508)

  Adjustments to reconcile net loss to net cash used in
   operating activities
            Depreciation and amortization                        200          200
            Acquisition cost of Assets                             -     (201,233)

            Changes in assets and liabilities

             (Increase) in deposits                                          (110)

             Increase (Decrease) in Accounts payable           9,460       12,038

             Increase (Decrease) in Accrued expenses          10,290          810
                                                           ----------   ----------
      Net cash flows used by operations                       22,202     (195,803)
                                                           ----------   ----------
Cash Flows from Investing Activities:
     Purchase of Assets                                         -               1
     Proceeds from the Sale of Real Estate                      (834)           -
                                                           ----------  -----------
   Net cash provided by investing activities                    (834)           1

Cash Flows From Financing Activities:

     Proceeds from Issuance of Stock                               -          250

     Proceeds from borrowing                                 (73,000)     277,278
                                                           ----------   ----------
      Net Cash Flows Provided by Financing Activities        (73,000)     277,528
                                                           ----------   ----------
Net Increase (Decrease)in Cash                               (51,632)      81,726

Cash and Cash Equivalents at Beginning of period              81,726            -
                                                           ----------   ----------
Cash And Cash Equivalents At Period                        $  30,094       81,726
                                                           ==========   ==========
Supplemental Disclosure of Cash Flow Information
 Cash Paid During the Year for:
  Interest                                                 $       -    $   4,222
  Income Taxes                                             $       -    $       -
                                                           ==========   ==========
Non-Cash Transactions

  Property Investment                                      $       -    $ 198,335
  Property and Equipment (Net)                                     -        2,899
                                                           ----------   ----------
     Total Acquisition of assets                                        $ 201,234
     Liabilities Assumed                                                 (201,233)
                                                           ----------   ----------
     Acquisition Cost                                                   $        1
                                                           ==========   ==========

                                                           $       -    $ 201,033

   The accompanying notes are an integral part of these financial statements.

                                         F-13


                             TIME LENDING, CALIFORNIA, INC.
                 Consolidated Statement of Stockholder's Equity (Deficit)

                                       June 30, 2002


                                    COMMON STOCK       Additional    Retained      Total
                               ----------------------   Paid-in      Earnings   Stockholders'
                                 Shares      Amount     Capital      (Deficit)     Equity
                               ----------  ----------  ----------   ----------   ----------
               July 1, 2000    1,000,000   $   1,000   $    (999)   $       -    $       1

   Issuance for stock            250,000         250                        -          250
          June 15, 2001

      Net Loss for Year                -           -           -       (7,508)      (7,508)
                               ----------  ----------  ----------   ----------   ----------

    Balance - June 30, 2001    1,250,000   $   1,250   $    (999)   $  (7,508)   $  (7,257)
                               ----------  ----------  ----------   ----------   ----------

Net Profit for Year                     -           -           -       2.252        2,252
                               ----------  ----------  ----------   ----------   ----------

Balance  June 30, 2002        1,250,000   $   1,250   $    (999)    $  (5,256)   $  (5,005)
                              ==========  ==========  ==========    ==========   ==========


                         TIME LENDING, CALIFORNIA, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2002

NOTE 1 - ORGANIZATION AND PRESENTATION:
         ------------------------------

On August 4, 2000, Time Lending, California, Inc., a Nevada corporation created for the sole purpose of effecting a merger of Time Lending, California, Inc., a California corporation (Time-California), with and into Time - Nevada.

Time Lending, California, Inc. was incorporated under the laws of the State of California on November 5th of 1996. Time Lending, California is a real estate loan broker licensed under the California Department of Real Estate. A share exchange agreement dated June 7, 2000 effective July 21, 2000 was entered into between Time Financial Services, Inc. (TIMF) a Nevada corporation, Time Lending, California, a wholly-owned subsidiary of TIMF, INTERRUPTION Television, Inc. a Nevada corporation (ITV) and Interruption Television PTE LTD a wholly-owned subsidiary of ITV. In this share exchange agreement and asset sale and purchase contract, Time Financial Services, Inc. sold all shares of Time Lending, California to Michael F. Pope and Philip C. LaPuma, at the appraised value of one dollar. This acquisition was done utilizing the purchase method. Time Lending, California issued the total one thousand authorized shares of no par value common stock evenly to the purchasers. Time Lending, California shareholders declared a 1000 to 1 forward split of common stock on December 29, 2000 Time Lending, California shall indemnify and hold harmless ITV and its officers, directors, successors and assigns, from and against and in respect of any and all losses, costs, liabilities, claims, penalties, damages and expenses resulting from, in connection with or arising out of any breach of any representation, warranty or covenant made by Time Financial Services, Inc.

On December 4, 2000, Time Lending, California, Inc., a California corporation (Time - California) and Time Lending, California, Inc., a Nevada corporation (Time - Nevada), entered into a merger agreement. Time-California and Time-Nevada are referred to herein collectively as the "Constituent Corporation, merged under a special agreement and plan of merger. The Agreement and Plan of Merger entered into between the Constituent Corporations was approved, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 1103 of the California Corporation Code and Section
78.475 of the Nevada Revised Status and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the California Company to the State of Nevada. Time-Nevada is the surviving corporation. The Articles of Incorporation and Bylaws of Time-Nevada shall be the Articles of Incorporation and Bylaws of the surviving corporation. Investments in subsidiaries are at cost and inter-company transactions are eliminated. The subsidiaries (Time Management Inc.) (Time Marketing Associates, Inc.) (Tenth Street Inc.), are owned, 50% by Time Lending, California, Inc and 50% by stockholders per agreement.

Revenue Recognition
-------------------

Marketing Income is from direct mail marketing projects and is recorded when the project is completed and mailed. Rental income is recorded on an accrual basis when cash is received.

Loan Fees are primarily mortgage brokering fees. Revenue is recorded at the time of mortgage closing and cash received. Other income is for consulting projects and recorded as revenue at the time the work is invoiced and completed.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Property and Equipment
----------------------

Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

Furniture and fixtures                               5 years
Computer equipment and software                    3-5 years
Demonstration equipment                              5 years
Leased equipment                                     3 years

Use Of Estimates:
-----------------

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Operating Segments:
-------------------

The Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. See Note 6 operating segments and related information.

Net earning (loss) per share
----------------------------

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, EARNINGS PER SHARE. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

Accounting For Impairments In Long-Lived Assets
-----------------------------------------------

Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

Fair Value Of Financial Instruments:
------------------------------------

The Company's financial instruments include cash, cash equivalents and notes payable.

     Estimates of fair value of these instruments are as follows:

     Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

     Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED JUNE 30, 2002

NOTE 2 - PROPERTY AND EQUIPMENT:
         -----------------------

         Property and equipment consist of the following at June 30, 2001:

Furniture and fixtures                             $1,139
Leased equipment                                    1,650
                                                  --------
                                                    2,789
Less:  Accumulated depreciation                       400
                                                  --------

                                                  $ 2,389
                                                  ========

NOTE 3 - FEDERAL INCOME TAXES:
         ---------------------

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carryforwards using enacted tax rates in effect for the years in which the difference are expected to reverse. Deferred taxes are recognized if it is more likely than not that the future tax benefit will be realized.

                          TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2002

Significant components of the Company's deferred tax liabilities and assets are
as follows:                                                   2002        2001
                                                              ----        ----
         Deferred Tax Liability                             $     0     $     0
         Deferred Tax Assets
                  Net Operating Loss Carryforwards          $ 5,156     $ 6,408
                  Book/Tax Differences in Bases of Assets       100       1,100
                  Less Valuation Allowance                   (5,256)     (7,508)
                                                            --------    --------
          Total Deferred Tax Assets                         $     0           0
                                                            ========    ========
         Net Deferred Tax Liability                         $     0           0
                                                            ========    ========

NOTE 4 - OPERATING LEASES:
         -----------------

The Company leases office space under an operating lease agreement which expires January 31, 2003. Future minimum lease commitments as of June 30, 2001 are as follows:

                           2003                       2,355

NOTE 5 - OPERATING SEGMENTS AND RELATED INFORMATION
         ------------------------------------------

The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. The Company operates principally in four industry segments. Management, direct mail marketing, mortgage loan origination, and other revenues, which are primarily rental income. The Company has no single customer representing greater than 10% of its revenue. The following table sets forth key operating information for each business segment:

                                                        Year Ended June 30, 2002
                  Operating Revenue
                       Marketing                              $  656,100
                       Loan Fees                                 145,939
                       Management                                  2,106
                       Real Estate                                59,505
                                                              -----------
                                                              $  863,650
                                                              ===========
                  Operating Profit (Loss)
                       Marketing                              $   (5,334)
                       Loan Fees                                  (  183)
                       Management                                 (2,899)
                       Real Estate                                10,668
                                                              -----------
                                                              $    2,252
                                                              ===========
                   Identifiable Assets
                       Marketing                              $   24,245
                       Loan Fees                                   7,359
                       Management                                    989
                       Real Estate                                     0
                                                              -----------
                                                              $   32,593
                                                              ===========

NOTE 6 - NOTES PAYABLE:
         --------------

A note was signed on December 17, 2001 for $5,000 with interest rate of 1% annually. Funds are expected to be invested in future stock offering of Time lending California.

NOTE 7 - ASSET SALE AND PURCHASE CONTRACT:
         ---------------------------------

On December 4, 2000 Time Lending, California purchased all of the business and personal property assets of
Time Financial Services, Inc. Included in the asset sale and purchase agreement was also all of the property and assets of Time Lending California. All assets and corresponding liabilities were acquired at their fair market value and original cost.

              Assets Acquired
                  Real Estate Property                    $198,335
                  Equipment                                  2,789
                  Deposits                                     110
                                                          ---------
                           Total                           201,234
                  Less Notes and Mortgages Payable        (201,233)
                                                          ---------
                         Acquisition Cost                 $      1
                                                          ---------

NOTE 8 - GOING CONCERN:
         --------------

The accompanying financial statements have been prepared in conformity with accounting principles Generally accepted in the United States, which contemplates continuation of the Company as a going Concern. As shown in the financial statements, the Company has a net loss as of June 30, 2002 of $5,005. Current liabilities are in excess of current assets by $7,504. These factors indicates that the Company has doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet Are dependent upon continued operations of the Company, which in turn is dependent upon the Company's Ability to meet its financial requirements, and the success of its future operations. Management believes That actions presently being taken to revise the Company's operating and financial requirements provide the Opportunity for the Company to continue as a going concern.

                         TIME LENDING, CALIFORNIA, INC.

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED JUNE 30, 2001

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of

Time Lending, California, Inc.
Orange, CA

We have audited the accompanying balance sheet of Time Lending, California, Inc. as of June 30, 2001 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Lending, California, Inc. as of June 30, 2001, and the results of it's operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 11, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Michael Johnson & Co., LLC
Denver, Colorado
July 6, 2001

                         TIME LENDING, CALIFORNIA, INC.

                       Audited Consolidated Balance Sheet
                                  June 30, 2001

ASSETS:
-------

CURRENT ASSETS:
   Cash and cash equivalents                                    $   81,726
                                                                -----------
TOTAL CURRENT ASSETS                                                81,726
                                                                -----------

PROPERTY AND EQUIPMENT:
  Net of accumulated depreciation                                    2,589
                                                                -----------
TOTAL FIXED ASSETS                                                   2,589
                                                                -----------
OTHER ASSETS:
   Deposits                                                            110
   Property investment                                             198,444
                                                                -----------
TOTAL OTHER ASSETS                                                 198,554
                                                                -----------
TOTAL ASSETS                                                    $  282,869
                                                                ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                             $   12,038
   Accrued expenses                                                    810
   Notes payable - Shareholders                                     78,000
   Current portion of long-term debt                                 3,034
                                                                -----------
TOTAL CURRENT LIABILITIES                                           93,882
                                                                -----------
   Long-Term Debt                                                  196,244
                                                                -----------

TOTAL LIABILITIES                                                  287,126
                                                                -----------
STOCKHOLDERS' EQUITY:

   PREFERRED STOCK, $.001 PAR VALUE; 200,000 SHARES
      authorized, none issued and outstanding                            -
   Common stock, $.001 par value; 20,000,000 shares
      authorized, 1,250,000 issued and outstanding                   1,250
   Additional Paid-in Capital                                         (999)
   Retained earnings (deficit)                                      (7,508)
                                                                -----------
TOTAL STOCKHOLDERS' EQUITY                                          (7,257)
                                                                -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $  282,869
                                                                ===========

   The accompanying notes are an integral part of these financial statements.

                         TIME LENDING, CALIFORNIA, INC.
                  Audited Consolidated Statement of Operations
                        For the Year Ended June 30, 2001

REVENUE:

   Marketing income                                               $    326,471
   Loan income                                                         162,877
   Rent Income                                                          13,258
   Real Estate sale                                                     19,831
   Other revenue                                                        16,522
                                                                  -------------

TOTAL REVENUE                                                          538,959
                                                                  -------------

COSTS AND EXPENSES:

   Loan officer commissions                                            169,432
   Operating costs & marketing expenses                                324,243
   General and administrative                                           52,792
                                                                  -------------

TOTAL OPERATING EXPENSES                                               546,467
                                                                  -------------

NET INCOME (LOSS)                                                 $     (7,508)
                                                                  =============

BASIC (LOSS) PER SHARE                                            $      (0.01)
                                                                  =============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                            1,125,000
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                         TIME LENDING, CALIFORNIA, INC.
                             Audited Statement of Cash Flows
                        For the Year Ended June 30, 2001
                               Indirect Method

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                $     (7,508)
  Adjustments to reconcile net loss to net cash used in
   operating activities
      Depreciation and amortization                                         200
      Acquisition cost of Assets                                       (201,233)
      Changes in assets and liabilities:
           Increase in Deposits                                            (110)
           Increase in Accounts payable                                  12,038
           Increase in Accrued expenses                                     810
                                                                   -------------
      Net cash used by operating activities                            (195,803)
                                                                   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchase of Assets                                                        1
                                                                   -------------
      NET CASH USED BY INVESTING ACTIVITIES                                   1
                                                                   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from Borrowings                                           277,278
     Proceeds from Issuance of Stock                                        250
                                                                   -------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                         277,528
                                                                   -------------
Net Increase in Cash and Cash Equivalent                                 81,726

Cash and Cash Equivalents at Beginning of Year                                -
                                                                   -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $     81,726
                                                                   =============
SUPPLEMENTAL DISCLOSURE Cash paid during the year for:
 Interest                                                          $      4,222
 Income Taxes                                                      $          -
                                                                   ============
NON-CASH TRANSACTIONS
 Property Investment                                               $    198,335
 Property and Equipment (Net)                                             2,899
                                                                   -------------
   Total Acquisition of assets                                     $    201,234
   Liabilities Assumed                                                 (201,233)
                                                                   -------------
    Acquisition Cost                                               $          1

   The accompanying notes are an integral part of these financial statements.


                         TIME LENDING, CALIFORNIA, INC.
                 Audited Consolidated Statement of Stockholder's Equity
                                  June 30, 2001


                                COMMON STOCK      Additional   Retained       Total
                          ----------------------   Paid-in     Earnings    Stockholders'
                            Shares      Amount     Capital     (Deficit)      Equity
                          ----------  ----------  ----------   ----------   ----------
           July 1, 2000   1,000,000   $   1,000   $    (999)   $       -    $       1

     Issuance for stock     250,000         250           -            -          250

               Net Loss           -           -           -       (7,508)      (7,508)
                          ----------  ----------  ----------   ----------   ----------

Balance - June 30, 2001   1,250,000   $   1,250   $    (999)   $  (7,508)   $  (7,257)
                          ==========  ==========  ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                          TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 1 - ORGANIZATION AND PRESENTATION:

On August 4, 2000, Time Lending, California, Inc., a Nevada corporation created for the sole purpose of effecting a merger of Time Lending, California, Inc., a California corporation (Time-California), with and into Time - Nevada.

Time Lending, California, Inc. was incorporated under the laws of the State of California on November 5th of 1996. Time Lending, California is a real estate loan broker licensed under the California Department of Real Estate. A share exchange agreement dated June 7, 2000 effective July 21, 2000 was entered into between Time Financial Services, Inc. (TIMF) a Nevada corporation, Time Lending, California, a wholly-owned subsidiary of TIMF, INTERRUPTION Television, Inc. a Nevada corporation (ITV) and Interruption Television PTE LTD a wholly-owned subsidiary of ITV. In this share exchange agreement and asset sale and purchase contract, Time Financial Services, Inc. sold all shares of Time Lending, California to Michael F. Pope and Philip C. LaPuma, at the appraised value of one dollar. This acquisition was done utilizing the purchase method. Time Lending, California issued the total one thousand authorized shares of no par value common stock evenly to the purchasers. Time Lending, California shareholders declared a 1000 to 1 forward split of common stock on December 29, 2000 Time Lending, California shall indemnify and hold harmless ITV and its officers, directors, successors and assigns, from and against and in respect of any and all losses, costs, liabilities, claims, penalties, damages and expenses resulting from, in connection with or arising out of any breach of any representation, warranty or covenant made by Time Financial Services, Inc.

On December 4, 2000, Time Lending, California, Inc., a California corporation (Time - California) and Time Lending, California, Inc., a Nevada corporation (Time - Nevada), entered into a merger agreement. Time-California and Time-Nevada are referred to herein collectively as the "Constituent Corporation, merged under a special agreement and plan of merger. The Agreement and Plan of Merger entered into between the Constituent Corporations was approved, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 1103 of the California Corporation Code and Section
78.475 of the Nevada Revised Status and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the California Company to the State of Nevada. Time-Nevada is the surviving corporation. The Articles of Incorporation and Bylaws of Time-Nevada shall be the Articles of Incorporation and Bylaws of the surviving corporation. Investments in subsidiaries are at cost and inter-company transactions are eliminated.

Messrs. Pope and La Puma own 500,000 shares each of Tenth Street, Inc., a 50% subsidiary of Time Lending. They acquired such shares on December 20, 2000 in consideration for payment of incorporation and related expenses. Pursuant to the Voting Agreement dated December 20, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, Inc. on any matters that may need to be voted on by Tenth Street's shareholders.

Messrs. Pope and La Puma own 500,000 shares each of Time Management, Inc., a 50% subsidiary of Time Lending. They acquired such shares on July 27, 2000 in consideration for payment of incorporation and related expenses. Pursuant to the Voting Agreement dated July 27, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, Inc. on any matters that may need to be voted on by Time Management's shareholders.

Messrs. Pope and La Puma own 500,000 shares each of Time Marketing Associates, Inc., a 50% subsidiary of Time Lending. They acquired such shares on July 27, 2000 in consideration for payment of incorporation and related expenses. Pursuant to the Voting Agreement dated July 27, 2000 between Time Lending, California, Inc. and Messrs. Pope and La Puma, Messrs. Pope and La Puma agreed to vote in concert with Time Lending, Inc. on any matters that may need to be voted on by Time Marketing Associates's shareholders.

Revenue Recognition

Marketing Income is from direct mail marketing projects and is recorded when a project is complete and shipped. Rental income is recognized on an accrual basis when cash is received. Gain on sale from investment properties is recognized when property is sold and escrow closes. Other income is for consulting projects and are recorded as revenue at the time work is completed and invoiced. The Company as a broker is a third party originator and is compensated by the borrower for finding the borrower a lender that satisfies their need. Time Lending is compensated only for services performed and recognizes this revenue when the loan escrow is successfully closed and cash is received.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

Furniture and fixtures                               5 years
Computer equipment and software                    3-5 years
Demonstration equipment                              5 years
Leased equipment                                     3 years

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 1 - ORGANIZATION AND PRESENTATION (CONT):

USE OF ESTIMATES:

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

OPERATING SEGMENTS:

The Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. See Note 6 operating segments and related information.

Net earning (loss) per share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, EARNINGS PER SHARE. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

                 ACCOUNTING FOR IMPAIRMENTS IN LONG-LIVED ASSETS

Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

                      FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company's financial instruments include cash, cash equivalents and notes payable.

Estimates of fair value of these instruments are as follows:

Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 2 - PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following at June 30, 2001:

Furniture and fixtures                            $ 1,139
Leased equipment                                    1,650
                                                  -------

                                                    2,789
Less:  Accumulated depreciation                       200
                                                  -------

                                                  $ 2,589
                                                  =======

NOTE 3 - FEDERAL INCOME TAXES:

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carry forwards using enacted tax rates in effect for the years in which the difference are expected to reverse. Deferred taxes are recognized if it is more likely than not that the future tax benefit will be realized.

Significant components of the Company's deferred tax liabilities and assets are as follows:

         Deferred Tax Liability                                  $           0
                                                                 ==============
         Deferred Tax Assets
                  Net Operating Loss Carry forwards              $       6,408
                  Book/Tax Differences in Bases of Assets                1,100
                  Less Valuation Allowance                              (7,508)
                                                                 --------------
         Total Deferred Tax Assets                               $           0
                                                                 ==============
         Net Deferred Tax Liability                              $           0
                                                                 ==============

NOTE 4 - OPERATING LEASES:

The Company leases office space under an operating lease agreement which expires January 31, 2003. Future minimum lease commitments as of June 30, 2001 are as follows:

                           2002                    $ 15,678
                           2003                       2,355

NOTE 5 - PROPERTY INVESTMENT:

The real estate division has acquired three single-family rental properties. These properties are located in Nevada and Southern California. These properties are recorded at their purchase price of $198,444.

NOTE 6 - OPERATING SEGMENTS AND RELATED INFORMATION:

The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. The Company operates principally in four industry segments. Management, direct mail marketing, mortgage loan origination, and other revenues, which are primarily rental income. The Company has no single customer representing greater than 10% of its revenue. The following table sets forth key operating information for each business segment:

                                                        Year Ended June 30, 2001
                  Operating Revenue
                       Marketing                              $  326,471
                       Loan Fees                                 162,877
                       Management                                 16,522
                       Real Estate                                33,089
                                                              -----------
                                                              $  538,959
                                                              ===========
                  Operating Profit (Loss)
                       Marketing                              $    2,228
                       Loan Fees                                  (6,555)
                       Management                                 (3,191)
                       Real Estate                                    10
                                                              -----------
                                                              $   (7,508)
                                                              ===========
                   Identifiable Assets
                       Marketing                              $   62,528
                       Loan Fees                                  10,500
                       Management                                 11,287
                       Real Estate                               198,554
                                                              -----------
                                                              $  282,869
                                                              ===========

NOTE 7 - NOTES PAYABLE - SHAREHOLDERS:

The President and Secretary of the Company provided services and advanced cash to the Company for operations. Certain of these transactions resulted in notes being issued to these individuals which were outstanding at June 30, 2001. Notes payable to the officers are in the amount of $39,000 each, unsecured, bear interest at 5%, and due at June 30, 2004.

NOTE 8 - LONG-TERM DEBT:

Following is a summary of long-term debt at June 30, 2001:

                                                                        AMOUNT

7.5% Notes Payable to Chase Manhattan with monthly payments of
$521, maturity date is March 1, 2019                                    $67,827

7.48% Note Payable to Washington Mutual with monthly payments of
$585, maturity date is February 10, 2019                                 52,099

10.25% Note Payable to Wells Fargo Mortgage with monthly payments        65,100
of $920, maturity date is October 1, 2018
                                                                       ---------
Total                                                                   199,278
Less Current Maturities                                                   3,034
                                                                       ---------
                                                                       $196,244
                                                                       =========

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 8 - LONG-TERM DEBT (CONT):

         The following are maturities of long-term debt for each of the next five years:

               2002                                           3,034
               2003                                           3,579
               2004                                           4,124
               2005                                           4,654
               2006                                           5,184
               Remaining Balance                            178,703
                                                           ---------
               Total Debt                                  $199,278
                                                           =========

NOTE 9 - ASSET SALE AND PURCHASE CONTRACT:

Time Lending, California (Time-Nevada) purchased all of the business and personal property assets of Time Financial Services, Inc. Include in the asset sale and purchase agreement was also all of the property and assets of Time Lending - California. All assets and corresponding liabilities were acquired at their fair market value and original cost.

         Assets Acquired
                  Real Estate Property               $ 198,335
                  Equipment                              2,789
                  Deposits                                 110
                                                     ----------
                           Total                       201,234
                  Less Notes and Mortgages Payable    (201,233)
                                                     ----------
                           Acquisition Cost          $       1
                                                     ==========

NOTE 10 - SUBSEQUENT EVENT:

The final sale agreements had not been completed for the sale of Time Financial, Inc. thus Time Lending, California, Inc. included the income and expenses for the first 20 days in Time Lending, California, Inc.'s current financial statements. The July 1-20, 2000 income and expense results are not material to understanding the post=acquisition results.

NOTE 11 - GOING CONCERN:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained an operating loss for this year. As shown in the financial statements, the Company incurred a net loss of $7,508 for 2001. This factor indicates that the Company has doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet are dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

                            BACK COVER OF PROSPECTUS

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TIME LENDING - CALIFORNIA, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary...........................................................5
Risk Factors.................................................................8
Use of Proceeds.............................................................12
Dividend Policy.............................................................14
Market Price of Common Stock................................................14
Dilution of the Price Paid for the Shares...................................15
Capitalization..............................................................17
Management's Discussion and Analysis of
         Financial Condition and Results of Operations......................18
Business ...................................................................28
Management..................................................................35
Executive Compensation......................................................37
Selling Stockholders........................................................38
Principal Stockholders......................................................39
Certain Relationships and Related Transactions..............................40
Description of Securities...................................................40
Shares Eligible for Future Sale.............................................40
Plan of Distribution........................................................41
Legal Matters...............................................................42
Experts.....................................................................43
Where You Can Find Additional Information...................................43
Financial Statements.......................................................F-1

                         TIME LENDING, CALIFORNIA, INC.

                                2,650,000 SHARES

                                   PROSPECTUS

                               ____________, 2003

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of the Nevada permit the indemnification of directors, employees, officers and agents of Nevada corporations. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we indemnify under that law.

         The provisions of Nevada law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         To the extent that we indemnify our management for liabilities arising under securities laws, we have been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee................................   $     132.00
Legal Fees and Expenses........................................      15,000.00
Accounting Fees and Expenses...................................       5,000.00
Financial Printing and Engraving...............................       1,132.00
Blue Sky Fees and Expenses.....................................       2,500.00
Miscellaneous..................................................       6,236.00

          TOTAL................................................   $  30,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         There has been three sales of the Company's securities. As noted above, in connection with the merger between Time Financial Services, Inc. and Interruption Television, Inc. and the sale of Time Lending, California, two persons consisting of its officers, and directors, were issued a total of 1,000 shares of Common Stock at a value of $.001 per share as of July 20, 2000. The above shares of common stock of Time Lending were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and upon Rule 505 and/or Rule 506 of Regulation D promulgated under the Act. The shares were issued in a private transaction not involving any public offering; it involved only two purchasers who were not accredited investors; there was no solicitation of purchasers involved and the purchasers received the disclosure information required by Regulation D. On December 30, 2000, those outstanding shares were forward split 1,000 to 1, resulting in a total 1,000,000 shares outstanding. As of December 31, 2000, 250,000 shares of Common Stock at a value of $.001 per share were sold to Abercrombie Inc. for $250.00, resulting in a total 1,250,000 shares outstanding of Time Lending. The above shares of Time Lending were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and upon Rule 505 and/or Rule 506 of Regulation D promulgated under the Act. The shares were issued in a private transaction not involving any public offering; it involved only one purchaser who was not an accredited investor, however, the Company reasonably believed immediately prior to the sale that such purchaser had knowledge and experience in financial and business matters and that it was capable of evaluating the merits and risks of the prospective investments in compliance with the requirements of Rule 506 (b)(2)(ii). There was no solicitation of purchasers involved and the purchaser received the disclosure information required by Regulation D.

         A warrant to purchase 50,000 shares of our common stock was issued to Iwona Alami as of March, 2001, in consideration for the services rendered in connection with filing of this registration statement. The warrant was issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and upon Rule 505 of Regulation D promulgated under the Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.*

     3.1      Articles of Incorporation of Time Lending, California, Inc.*

     3.2      Articles of Incorporation of Tenth Street, Inc.*

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.*

     3.4      Articles of Incorporation of Time Management, Inc.*

     3.5      Articles and Certificate of Merger of Registrant*

     3.6      Bylaws of Registrant*

     4.1      Specimen Common Stock Certificate**

     4.2      Form of Warrant of Iwona J. Alami**

     5.1      Opinion of Law Offices of Iwona J. Alami*

     10.1     Form of Investor Subscription Agreement**

     10.2     Lease Agreement*

     10.3     Guaranty of Michael Pope*

     10.4     Guaranty of Thomas Van Wagoner*

     10.5     Demand Promissory Note (Michael Pope)*

     10.6     Demand Promissory Note (Philip La Puma)*

     10.7     Asset Sale and Purchase Agreement*

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc.*

     10.9     Voting Agreement (Tenth Street, Inc.)*

     10.10    Voting Agreement (Time Management, Inc.)*

     10.11    Voting Agreement (Time Marketing Associates, Inc.)*

     10.12    Broker Agreement*

     15.      Letter on unaudited interim financial information.

     22.      Subsidiaries of Registrant*

     23.1     Consent of Michael Johnson CPA*

     23.2     Consent of Law Offices of Iwona J. Alami* (Contained in Exhibit
              5.1)

     23.3     Opinion of Michael F. Stewart*.

     23.4     Consent of Michael F. Stewart*

     99.1     Property Appraisals.*

-----------------------------------

         *        Previously filed with the Commission.

         **       To be filed by an amendment to the registration statement.

ITEM 28.  UNDERTAKINGS

         The undersigned issuer hereby undertakes to provide to the underwriters, the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters, to permit prompt delivery to each purchaser.

The undersigned issuer also undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (1) include any prospectus required by section 10(a)(3) of the Securities Act;

               (2) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement arising after the effective date of the registration statement;

               (3) include any additional or changed material information regarding the plan of distribution;

               (4) for determining liability under the Securities Act, we will treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering; and

               (5) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) As indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) We undertake:

                  (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in the prospectus and the offering of such securities at that time shall be deemed to be the initial bona fide offering of the securities.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Orange, California on March 19, 2003

                                    TIME LENDING CALIFORNIA, INC.

                                     By:/s/ Michael F. Pope
                                     -------------------------
                                     Michael F. Pope
                                     President
                                     (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                     TITLE                         DATE
        ---------                     -----                         ----
/s/ Michael F. Pope      President and Director(Principal       March 19, 2003
---------------------    Executive Officer)
Michael F. Pope

/s/ Philip C. La Puma    Chief Financial Officer and Director   March 19, 2003
---------------------    (Principal Accounting Officer)
Philip C. La Puma

                                  Exhibit Index

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.*

     3.1      Articles of Incorporation of Time Lending, California, Inc.*

     3.2      Articles of Incorporation of Tenth Street, Inc.*

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.*

     3.4      Articles of Incorporation of Time Management, Inc.*

     3.5      Articles and Certificate of Merger of Registrant*

     3.6      Bylaws of Registrant*

     4.1      Specimen Common Stock Certificate**

     4.2      Form of Warrant of Iwona J. Alami**

     5.1      Opinion of Law Offices of Iwona J. Alami*

     10.1     Form of Investor Subscription Agreement**

     10.2     Lease Agreement*

     10.3     Guaranty of Michael Pope*

     10.4     Guaranty of Thomas Van Wagoner*

     10.5     Demand Promissory Note (Michael Pope)*

     10.6     Demand Promissory Note (Philip La Puma)*

     10.7     Asset Sale and Purchase Agreement*

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc.*

     10.9     Voting Agreement (Tenth Street, Inc.)*

     10.10    Voting Agreement (Time Management, Inc.)*

     10.11    Voting Agreement (Time Marketing Associates, Inc.)*

     10.12    Broker Agreement*

     15.      Letter on unaudited interim financial information.

     22.      Subsidiaries of Registrant*

     23.1     Consent of Michael Johnson CPA*

     23.2     Consent of Law Offices of Iwona J. Alami* (Contained in Exhibit
              5.1)

     23.3     Opinion of Michael F. Stewart*.

     23.4     Consent of Michael F. Stewart*

     99.1     Property Appraisals.*

-----------------------------------

         *        Previously filed with the Commission.

         **       To be filed by an amendment to the registration statement.